                                                                    EXHIBIT 10.9



                   STANDARD FORM LEASE                                  7/22/92

                          1255-1275 HARBOR BAY PARKWAY
                            HARBOR BAY BUSINESS PARK
                              ALAMEDA, CALIFORNIA

                               TABLE OF CONTENTS

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
1.    SUMMARY LEASE TERMS AND PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1
2.    PREMISES AND COMMON AREA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
      2.1        Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
      2.2        Landlord's Reserved Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .         3
      2.3        Common Area  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4
      2.4        Common Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         5

3.    TERM        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
      3.1        Commencement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
      3.2        Delivery of Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6
      3.3        Early Entry  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         6

4.    RENT        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
      4.1        Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7
      4.2        Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7

5.    LATE PAYMENT CHARGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        10
6.    SECURITY DEPOSIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        11
7.    REAL PROPERTY TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        11
      7.1        Real Property Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        11
      7.2        Taxes on Alterations and Personal Property . . . . . . . . . . . . . . . . . . .        12
      7.3        Proration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12

8.    INSURANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12

      8.1        Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12
      8.2        Tenant's Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13
      8.3        All-Risk Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        13
      8.4        Co-Insurer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        14
      8.5        Insurance Requirements   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        14
      8.6        Landlord's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        15
      8.7        Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        15

9.    UTILITIES AND SERVICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        15

10.   REPAIRS AND MAINTENANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16
      10.1       Building   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        16
      10.2       Common Area  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        18
      10.3       Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        18

11.   CONDITION OF PREMISES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        18

12.   USE OF PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19
      12.1       Tenant's Use   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19



                                       -i-
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
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
      12.2       Rules And Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19
      12.3       Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        19
      12.4       Hazardous Material . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20

13.   ALTERATIONS AND LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21
      13.1       Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        21
      13.2       Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        23

14.   LANDLORD'S RIGHT TO ENTER THE PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . .        23

15.   SIGNS       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24

16.   DAMAGE OR DESTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        24
      16.1       Partial Damage - Insured   . . . . . . . . . . . . . . . . . . . . . . . . . . .        24
      16.2       Partial Damage - Uninsured   . . . . . . . . . . . . . . . . . . . . . . . . . .        25
      16.3       Total Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        25
      16.4       Landlord's Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . .        26
      16.5       Damage Near End of Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        26

17.   CONDEMNATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        26

18.  ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        27
      18.1       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        27
      18.2       Landlord's Consent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        28
      18.3       Information to be Furnished  . . . . . . . . . . . . . . . . . . . . . . . . . .        28
      18.4       Landlord's Alternatives  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        28
      18.5       Required Sublease Provisions   . . . . . . . . . . . . . . . . . . . . . . . . .        29
      18.6       Fees for Review  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        29
      18.7       Proration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        29
      18.8       Executed Counterpart   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        29
      18.9       Exempt Sublets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        29

19.   DEFAULT     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        30
      19.1       Tenant's Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        30
      19.2       Landlord's Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        30
      19.3       Tenant's Remedy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        32
      19.4       Mortgagee Protection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        33

20.   SUBORDINATION, ESTOPPEL AND ATTORNMENT  . . . . . . . . . . . . . . . . . . . . . . . . . .        34
      20.1       Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        34
      20.2       Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        34
      20.3       Attornment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        35

21.   NOTICES     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        35

22.   SURRENDER OF THE PREMISES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        35

23.   COST OF SUIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        36

24.   TRANSFER OF THE BUILDING BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . .        37



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25.   AIRPORT NOISE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        37

26.   GENERAL     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        37
      26.1       Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        37
      26.2       Executed Copy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        37
      26.3       Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        37
      26.4       Separability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        37
      26.5       Choice of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        37
      26.6       Gender; Singular, Plural   . . . . . . . . . . . . . . . . . . . . . . . . . . .        38
      26.7       Binding Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        38
      26.8       Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        38
      26.9       Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        38
      26.10      Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        38
      26.11      Recording  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        38
      26.12      Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        38
      26.13      Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        39
      26.14      Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        39

27.   ACCEPTANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        39

28.   LANDLORD'S CONDITION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        39

29.   BROKERS     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        39

30.   EXHIBITS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        40

31.   APPROVALS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        40

32.   REASONABLE EXPENDITURES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        40

33.   TITLE INSURANCE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        41

EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT E
EXHIBIT F
EXHIBIT G

                 "A" PREMISES AND BUILDING PLAN
                 "B" WORK LETTER AGREEMENT
                 "C" COMMENCEMENT DATE MEMORANDUM
                 "D" RULES AND REGULATIONS
                 "E" TENANT SIGN DESIGN GUIDELINES
                 "F" LIST OF MATERIALS
                 "G" DISBURSEMENT AGREEMENT

                              STANDARD FORM LEASE

                          1255-1275 HARBOR BAY PARKWAY

                            HARBOR BAY BUSINESS PARK




         This "Lease" is entered into by and between COMMERCIAL CENTER BANK, a California corporation, ("Landlord") and URNOTECH CALYPTE BIOMEDICAL CORPORATION, a California Corporation ("Tenant").


1.       SUMMARY LEASE TERMS AND PROVISIONS.

         The following Summary Lease Provisions constitute an integral part of this Lease, and each reference herein to the Summary Lease Provisions shall mean the provisions set forth in this Section 1.0. In the event of any conflict between the Summary Lease Provisions and the remainder of the Lease, the latter shall control.

LEASE REFERENCE

                 1.1   Lease Date: September 30, 1992

Section 2.1      1.2   Premises:

                       Premises Rentable Square Feet: 20,311

                       Premises Usable Square Feet: 20,311

Section 2.1      1.3   BUILDING: Building B, 1265 Harbor Bay Parkway

                       Building Rentable Square Feet: 22,250

                       Building Usable Square Feet: 22,250

Section 2.3      1.4   PROJECT: Technology Center at Harbor Bay

                       Project Rentable Square Feet: 69,875

                       Project Usable Square Feet: 69,875

Section 4.2.1    1.5   Tenant's Building Percentage: 91.29

Section 4.2.1    1.6   Tenant's Project Percentage: 29.07

Section 3        1.7   Lease Term: 5 years.

Section 3.1      1.8   Anticipated Commencement Date: November 15, 1993

Section 4.1      1.9   Monthly Base Rent:       Month of Term       Monthly Rent
                                                -------------       ------------

                                                Months 1-4          $0.204/square foot
                                                Months 5-24         $1.380/square foot
                                                Months 25-60        $1.484/square foot

Section 1.10           DELETED

Section 1.11           DELETED

Section 1.12           DELETED

Section 4.2.2    1.13  Base Year: 1994

                       The Base Year shall be 1995 if the Commencement Date, as
                       defined in Paragraph 3.1 of the Lease, is on or after July 1, 1994.

Section 6        1.14  Security Deposit: $50,000

                       In lieu of a cash security deposit, Tenant may furnish to Landlord an irrevocable letter of credit in the amount specified in this
                       Section 1.14, in form and substance reasonably acceptable to Landlord.

Section 12.1     1.15  Permitted Uses:

                       Administration and Marketing; Biomedical Research and Development;
                       Research Laboratories; the production and manufacturing of reagents; the production and assembly of scientific instruments and equipment.

Section 21       1.16  Notices:

                                                To Landlord:
                                                                    Commercial Center Bank
                                                                    2900 South Harbor Blvd.
                                                                    Santa Ana, CA 92704
                                                                    Commercial Real Estate Group
                                                                    Attn:  Mr. Don Bruner

                                                To Tenant:          Calypte Biomedical Corporation
                                                                    1440 Fourth Street
                                                                    Berkeley, CA 94710
                                                                    ATTN: David J. Robison
                                                                    President and Chief
                                                                    Executive Officer

Section 29       1.17  Broker(s):                                   CB Commercial
                                                                    155 Grand Avenue
                                                                    Suite 100
                                                                    Oakland, CA 94612
                                                                    ATTN: Scott Newman
                                                                    Vice President

                                                                    Jim McPhee and Dan Harvey
                                                                    Cushman & Wakefield
                                                                    One Kaiser Plaza
                                                                    Suite 250
                                                                    Oakland, CA 94612

                 1.18  Broker's Fee or Commission,
                       if any, paid by:                             Landlord

                 1.19  Riders to Lease:                              First Addendum to Lease

2.       PREMISES AND COMMON AREA.

         2.1     Premises.        The approximate location of premises leased
hereunder ("Premises") is shown on the drawing attached hereto as Exhibit A. The Premises consist of the approximate rentable square footage as specified in
Section 1.2 in "Building" described in Section 1.3. As used in this Lease, the term "rentable" or "rentable square footage" means the entire area of the Premises, including any utility and public areas, measured from the exterior of exterior walls, and from the center line of interior demising walls.

         2.2     Landlord'S Reserved Rights.       Landlord reserves the right
to: (1) Use the roof, exterior walls and the area beneath and above the Premises, together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project, in a manner and in locations which do not unreasonably interfere with Tenant's use of the Premises; (2) Alter, replace or change the appearance of the Building interior and exterior and any portion of the Common Area or Project and to make such other use of or changes to Common Area and Project as Landlord reasonably deems appropriate; and (3) Grant easements on the Project and dedicate for public use portions of the Project without Tenant's consent; provided that no such grant or dedication shall substantially interfere with Tenant's use of the Premises. Upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord documents, instruments, maps and plats necessary to effectuate Tenant's covenants hereunder.

         2.3     Common Area.     The Premises are (or when constructed will
be) a part of a business/commercial complex consisting of other buildings, landscaping, parking facilities and other improvements described as the
"Project" in Section 1.4 hereof.    Landlord may in its sole discretion change
the size, shape, location, number and extent of any or all of the improvements in the Project without any liability to or consent of Tenant. Tenant does not rely on the fact nor does Landlord represent that any specific tenant or number of tenants shall occupy any space in the Project. Tenant shall have the non-exclusive right to use in common with other tenants in the Project the areas appurtenant to the Premises ("Common Area"), described as all areas and facilities within the Project, exclusive of the interior of the Building and any other buildings on the Project, now or hereafter designated by Landlord for the general use and convenience of Tenant and other tenants of the Project, including without limitation the parking areas, access and perimeter roads, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities.

                 2.3.1    Parking.         Tenant shall have the right to park
on the Project's parking facilities in common with other tenants of the Project upon terms and conditions, including imposition by any governmental agency of parking charges, as may from time to time be established. The planned parking ratio available for all tenants in the Project is 3.3 parking spaces per one thousand rentable square feet of space leased. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants. The use of said parking area shall be at the sole risk of Tenant. Unless caused by the wrongful act of Landlord, its agents or employees, Tenant hereby agrees to indemnify and hold Landlord harmless against any liability, loss, cost or expense for any damage to or loss or theft of any vehicle or property within any vehicle or any other property, or injury to or death of any person, arising directly or indirectly out of or in connection with the use by Tenant or such other persons associated with or under Tenant's control, of the parking area or any part thereof.

         2.4     Common Services.          The Harbor Bay Business Park
Association ("Association") is a California Non-Profit Corporation owned and supported by the owners within the Harbor Bay Business Park ("Business Park"). Among this Association's activities are the following services:

                 2.4.1 Employment Resources Development Program. The Association operates an Employment Resources Development Program with the following functions:

         (a) To assist Business Park tenants and owners in meeting their employment needs by increasing the consideration of underemployed and unemployed residents of the region, including members of minority groups.

         (b) To assist Business Park employers in utilizing the resources of employment referral and training agencies in the region (both private agencies and publicly funded agencies).

         (c)     To provide a jobs clearinghouse within the Business Park.

         (d) To assist Business Park tenants and owners in locating and training qualified persons to meet their employment needs. This includes pre-screening all responding applicants to ensure that each person passing the screening meets the minimum job requirements set by the employer.

         (e) To coordinate the assembly of general statistical information about the number of employees working in the Business Park in response to reporting requirements from Federal, State and Municipal agencies.

                 2.4.2 Transportation Systems Management (TSM). The Association employs a Transportation System Coordinator ("Coordinator") whose function is to assist Business Park tenants to arrange convenient and effective
transportation for their employees to and from the Business Park.   Tenant
shall have a nonexclusive right to use the Coordinator as a resource to arrange car pools, van pools, and special bus routes as well as to obtain directions for the use of public transit BY individual employees.

               There is no assurance whether or not any of these programs will continue. The continuation of any such program is not a condition or covenant of this Lease. Tenant acknowledges that any of these programs may be modified or suspended without consequence to the obligations of the parties under this Lease.

3.       TERM.

       The "Term" of this Lease shall be for the period set forth in Section 1.7, (plus the partial month, if any, immediately following the Commencement Date of the Term), and ending on the expiration of such period, unless the Term is sooner terminated as hereinafter provided.

         3.1     Commencement Date.        The Commencement Date" shall be the
date of Substantial Completion as defined in Paragraph 2E of Exhibit B, Work Letter, attached hereto. The date currently estimated to be the Commencement Date is specified in Section 1.8 ("Anticipated Commencement Date"). Notwithstanding the above, Tenant's commencement of payment to Landlord of the Monthly Rent and Additional Rent due hereunder is subject to the provisions of Paragraph 9 of Exhibit B, Work Letter. Once the actual Commencement Date has been determined, the parties shall execute a Commencement Date Memorandum in the form attached as Exhibit C.

         3.2     Delivery Of Possession.   Landlord shall use its best efforts
to substantially complete Landlord's work on or before the Anticipated Commencement Date. If Landlord is unable to deliver possession of the Premises, through no fault of Tenant, on the Anticipated Commencement Date, Landlord shall not be subject to liability therefore, nor shall such failure effect the validity of this Lease, the obligation of Tenant, or extend the Term. In such case, Tenant shall not be obligated to pay Rent or perform any other obligations of Tenant under this Lease, except as may be otherwise provided herein, until possession of the Premises is tendered to Tenant. Landlord's and Tenant's obligations in delivery of possession are more completely described in Work Letter Agreement attached hereto as Exhibit B. If Landlord has not delivered possession of the Premises within sixty (60) days from the Anticipated Commencement Date (plus the period of delays by reason of any of the matters described in Section 26.12), Tenant may, by notice to Landlord given within ten (10) days after such date, elect to cancel this Lease, and thereafter neither party shall have any further rights or obligations under this Lease. If Tenant does not elect to cancel within such period, its right to do so thereafter, by reason of the delay in the Commencement Date, shall terminate.

         3.3     Early Entry.     If Tenant is permitted to occupy the Premises
prior to the Commencement Date for the purpose of fixturing or any other purpose permitted by Landlord, such early entry shall be at Tenant's sole risk and subject to all the terms and provisions hereof, except for the payment of monthly Rent which shall commence on the Commencement Date. Landlord shall have the right to impose such additional conditions on Tenant's early entry as Landlord shall deem appropriate, and shall further have the right to require that Tenant execute an early entry agreement containing such conditions prior to Tenant's early entry.

4.       RENT.

         4.1     Base Rent.       Tenant shall pay to Landlord in lawful money
of the United States, beginning on the Commencement Date and continuing on the first day of each calendar month thereafter throughout the Term, the Monthly Base Rent, set forth in Section 1.9. Monthly Base Rent shall be payable in advance, without abatement, deduction, claim, offset, prior notice or demand. Monthly Base Rent for any partial month shall be prorated. Notwithstanding anything contained herein to the contrary, if the Commencement Date is prior to the Anticipated Commencement Date, then Tenant may occupy the Premises without obligation to pay Base Rent to Landlord until the Anticipated Commencement Date.

         4.2     Additional Rent.          "Additional Rent" shall include all
monies, in addition to Monthly Base Rent, required to be paid by Tenant to Landlord under the Lease, including without limitation, any late payments, interest, and payments required to be made by Tenant to Landlord on account of costs incurred by Landlord for "Operating Expenses" (specified in Section 4.2.2) or "Tenant Expenses" (specified in Sections 9 and 10.1).

               4.2.1      Tenant's Percentages.    "Tenant's Building
Percentage" shall be determined by dividing the approximate rental square footage of the Premises by the approximate total rentable square footage of the Building. Tenant's Building Percentage is agreed to be the percentage set forth in Section 1.5. "Tenant's Project Percentage" shall be determined by dividing the approximate rental square footage of the Premises by the approximate total rentable square footage of all buildings on the Project. Tenant's Project Percentage is agreed to be the percentage set forth in Section 1.6.

                 4.2.2    Operating Expenses.      For each calendar year
during the term subsequent to the year specified in Section 1.13 as the Base Year, Tenant shall pay Tenant's Project Percentage of the increase in Operating
Expenses for such calendar year over "Base Operating Expenses".       As
reasonably determined by Landlord, Tenant's Building Percentage may be substituted for Tenant's Project Percentage for those Operating Expenses that relate to the Building only. Base Operating Expenses shall mean Operating
Expenses incurred by Landlord during the Base Year.   Operating Expenses may
include, without limitation, as Landlord deems appropriate, the cost of any policies of insurance covering the Building and the Common Area, Real Property Taxes, Association assessments, Assessment Bond payments, property management fees, amortization on Project furnishings, cost of labor, materials and services used or consumed in operating, maintaining, repairing and replacing the Common Area, including landscaping and sprinkler systems, hardscape, walkways and paved parking areas, signs and site lighting, exterior window cleaning, alterations or improvements required by governmental authority or Association, and the cost of maintaining, repairing and replacing
exterior walls and the roof membrane of the Building.        Utilities included
in Operating Expenses are electricity for parking lot and Common Area lighting
and sprinkler systems, and water for irrigation.     Operating Expenses for
both the Base Year and each subsequent calendar year shall be adjusted to equal Landlord's reasonable estimate of Operating Expenses had the total rentable
area of the Project been occupied.   Notwithstanding anything to the contrary
in this Lease, in no event shall Tenant have any obligation to perform, to pay directly, or to reimburse Landlord for all or any portion of the following claims, losses, fees, charges, costs and expenses (collectively "Costs"):

                          (a)     Costs occasioned by the act, omission or
violation of any applicable law by Landlord, any other occupant of the Building or Project, or their respective agents, employees or contractors;

                          (b)     Costs occasioned by fire or other casualty or
acts of God or by the exercise of the power of eminent domain, Costs for insurance coverage not customarily paid by tenants of similar projects in the vicinity of the Premises, increases in insurance Costs caused by the activities of other occupants of the Project, insurance deductibles and/or co-insurance payments;

                          (c)     Costs which would properly be capitalized
under generally accepted accounting principles and which relate to machinery, equipment, tools, repairs, alterations, replacements, and improvements except to the extent that (i) the foregoing reduces the expenses otherwise payable by Tenant under this Lease; or (ii) Tenant's share in any one year of the cost of the item is determined by amortizing such cost over the useful life (determined in accordance with generally accepted accounting principles) of the item;

                          (d)     Costs relating to the repair, maintenance,
and replacement of the structural elements of the Building or Project, except for the Building windows and roof; and except for necessary and routine maintenance of the exterior walls, foundation, slab, and roof support structure of the Building;

                          (e)     Cost of correcting any construction defect in
the Premises, Building or Project, or incurred because of any failure on the part of the Landlord or any other third party to comply with any applicable C,C&R's or underwriters requirements, or with any applicable rule regulation, statute, ordinance, law or code affecting the Premises, Building, or Project as of the Commencement Date;

                          (f)     Costs for which Landlord has a right of
reimbursement from others;

                          (g)     Costs (i) arising from the disproportionate
use of any utility or service supplied by Landlord to any other occupant of the Project or (ii) associated with utilities and services of a type not provided to Tenant;

                          (h)     Costs incurred in connection with
negotiations or disputes with other occupants of the Project and Costs arising from the violation by Landlord or any occupant of the Project (other than Tenant) of the terms of conditions of any lease or other agreement;

                          (i)     Depreciation, amortization of other expenses
including, interest, charges and fees incurred on debt, mortgage and ground lease payments (but not including the assessments and bond payments described above);

                          (j)     Profit or compensation retained by Landlord
or its affiliates for management and administration of the Project in excess of the management fee which would be charged by a third party for management of comparable projects in the vicinity;

                          (k)     Costs incurred to investigate the presence of
any Hazardous Material or to respond to any claim of Hazardous Material contamination or damage, Costs to remove any Hazardous Material from any portion of the Project or to remediate any Hazardous Material contamination, and any judgments or other Costs incurred in connection with any Hazardous Material exposure or release, except to the extent the Cost is caused by Tenant's storage, use or disposal of the Hazardous Material in question (Tenant shall have no liability to Landlord or any of its officers, agents, partners, or tenants as a consequence of the presence of Hazardous Materials in or about the Premises that were not used, stored treated or disposed of in or about the Premises in violation of law by Tenant or Tenant's agents, employees or contractors).

                       4.2.2.1 Notwithstanding anything to the contrary contained in this Lease, the maximum percentage increase in Operating Expenses payable by Tenant in any one year over the Operating Expenses payable by Tenant in the previous year shall not exceed that percentage equal to one hundred fifty percent of the increase in the Index (as hereinafter defined) from the previous year to the year in question. As used herein, the term "Index" shall mean the Consumer Price Index (All Urban Consumers) (base years 1982-1984=100) for the San Francisco-Oakland-San Jose CMSA as published by the U.S. Department of Labor, Bureau of Labor Statistics. For example only, if the Index increases in a twelve month period by 4%, then the Operating Expenses payable by Tenant for the following twelve months shall increase by no more than 6%

(i.e. if Tenant's share of Operating Expenses in the previous year was $20,000, then in no event shall the Operating Expenses payable by Tenant in the current year exceed $21,200).

               4.2.3      Monthly Payments.        Commencing with the first
day of the calendar year following the Base Year, Tenant shall pay to Landlord each month, at the same time and in the same manner as Monthly Base Rent, 1/12th of Landlord's estimate of Tenant's Percentage of the increase in Operating Expenses for the then current calendar year. Within 90 days after the close of each calendar year, or as soon after such 90-day period as practical, Landlord shall deliver to Tenant a statement of the actual increases in Operating Expenses for such calendar year over the Base Year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall either offset the excess against the Operating Expenses next thereafter to become due to Landlord or shall refund the amount of the overpayment to Tenant, as Landlord shall elect. If on the basis of such statement, Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within ten (10) days after delivery of statement. The obligations of Landlord and Tenant under this subparagraph with respect to the reconciliation between estimated payments and the actual increases in Operating Expenses for the last year of the term shall survive the termination of the Lease. Notwithstanding any other provision hereof, if Landlord incurs costs, including Landlord's administrative costs which relate only to the Premises or Tenant's use of the Premises or the Project, such costs shall be payable solely by Tenant.
Landlord may either bill such costs directly to Tenant, in which case Tenant shall pay such costs within ten (10) days of receipt of a statement therefore, or Landlord may include such costs on the statement of Operating Expenses payable by Tenant.

5.       LATE PAYMENT CHARGES.

         Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within five (5) days after such payment is due and without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

6.       SECURITY DEPOSIT.

         Prior to occupancy and upon Substantial Completion of the Premises, Tenant shall deposit with Landlord the sum specified in Section 1.14, for the Security Deposit, which shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease, it being expressly understood and agreed that the Security Deposit is not an advance deposit for rent or a measure of Landlord's damages in case of Tenant's default. The Security Deposit may be retained, used or applied by Landlord to remedy any default by Tenant, to repair damage caused by Tenant to any part of the Premises or the Building, and to clean the Premises upon expiration or earlier termination of this Lease, as well as to reimburse Landlord for any amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount required hereunder, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall keep the Security Deposit separate from its general funds, and Tenant shall be entitled to interest on such deposit at a passbook rate reasonably available to Landlord. Tenant may not elect to apply any portion of said Security Deposit toward payment of Base Rent or any other amounts payable by Tenant under this Lease, although Landlord may elect to do so in the event Tenant is in default or is insolvent. If Tenant shall fully and faithfully perform every provision of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant at Tenant's last known address (or, at Tenant's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the Term has ended and the Premises have been vacated by Tenant.

7.       REAL PROPERTY TAXES.

         7.1     Real Property Taxes.      Real Property Taxes shall mean all
real property taxes and assessments, personal property taxes, (other than those within Section 7.2,) and all other assessments, dues or charges against the Project on which the Building is located shall be paid by Landlord. The amount so paid shall be included within Operating Expenses under Section 4.2.2. Such taxes and assessments shall include, without limitation, any assessment or improvement district or other district, now existing or hereafter established or imposed, having a lien or claim against the Building or the Project; license fees, business taxes, commercial rental taxes, levy, tax or similar imposition imposed by any authority having the power to tax. Such taxes, shall include, without limitation, any tax on Landlord's right to Rent or income from the Premises (excluding state and federal income taxes), any charge in substitution, partially or totally, of any assessment, tax or charge previously included in the definition of property tax; assessments for such services as fire protection, police protection, street, landscape, sidewalk and road maintenance, refuse removal, sewer assessments and for other governmental services formerly provided without charge to property owners or occupants; any assessment, tax, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder; and any expenses, including attorneys' fees reasonably incurred by Landlord in seeking reduction by the taxing authority of such taxes, less tax refunds obtained as a result of Landlord's application for review.

         7.2     Taxes On Alterations And Personal Property.   Notwithstanding
any other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all alterations of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's personal property in, on or about the Premises. When possible, Tenant shall cause its personal property to be assessed and billed separately from the real or personal property of Landlord.

         7.3     Proration.       Tenant's liability to pay increases in Real
Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term.

8.     INSURANCE.

         8.1     Indemnification.          Tenant hereby agrees to defend,
indemnify and hold harmless Landlord and its agents, partners, officers and employees from and against any and all damage, loss, liability or expense including without limitation, attorneys' fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by, or in any way attributable to the use or occupancy of the Premises, the Building or the Project or any part thereof and adjacent areas by the Tenant, the negligent acts or omissions of the Tenant, its agents, employees or any contractors brought onto the Premises, the Building or the Project by Tenant, except to the extent caused by the negligence or willful misconduct of Landlord or any other occupant or tenant of any portion of the Project or their respective invitees, its agents, partners, officers or employees, or by any other thirty party. Notwithstanding anything to the contrary in this Lease, Landlord shall not be released from, Tenant shall not be required to indemnify Landlord with respect to, and Landlord shall defend, indemnify and hold harmless Tenant from and against any and all damage, loss, liability or expense including without limitation, attorney's fees and legal costs suffered directly or by reason of the negligence or willful misconduct of Landlord or its employees, agents, contractors, Landlord's violation of law, or breach of Landlord's obligations under this Lease.

       8.2       Tenant's Insurance.       Tenant agrees to maintain in full
force and effect at all times during the Term, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance which afford the following coverages:

               8.2.1      Liability.       Comprehensive general liability
insurance in an amount not less than One Million and no/100ths Dollars ($1,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations, products liability, and fire legal (in an amount not less than Fifty Thousand Dollars ($50,000), naming Landlord and any mortgagee of Landlord designated by Landlord as additional insureds.

               8.2.2      Personal Property.       "All Risk" property
insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on Tenant's Property as defined in Section 13.1, located on or in the Premises. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise, and shall be in a form providing coverage comparable to the coverage provided in the standard ISO All-Risk form.

         8.3     All-Risk Insurance.       During the Term, Landlord shall
maintain "All Risk" property insurance (including, at Landlord's option, inflation endorsement, sprinkler leakage endorsement and earthquake and flood coverage) on the Building, excluding coverage of all Tenant's Property located on or in the Premises, but including Tenant Improvements as defined in Section
22. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise, and shall also include insurance against loss of rents, on an "All Risks" basis, in an amount equal to the Monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord and any mortgagee of Landlord as named insureds and include a lender's loss payable endorsement in favor of Landlord's lender.

       The insurance described in the preceding portion of this Section 8.3 shall not be required to include coverage for Tenant Improvements to the extent paid for by Tenant pursuant to the
provisions of Exhibit B attached hereto.   In addition to the insurance
described above, Landlord shall also maintain additional replacement cost insurance (the "Additional Insurance") covering the Tenant Improvements to the extent paid for by Tenant. The Additional Insurance shall be evidenced by a Certificate of Insurance (or other evidence reasonably satisfactory to Tenant) showing such coverage and the amount thereof, which evidence shall be delivered to Tenant in accordance with the terms of this Lease, and shall be renewed or replaced by Landlord not less than thirty (30) days prior to expiration or cancellation. The Additional Insurance shall name Landlord as primary insured, and Tenant as a loss payee and/or an additional named insured (with thirty (days notice of cancellation or non-renewal to Tenant), as their interests may appear; and shall not name any mortgagee of Landlord either as an additional insured or loss payee. If Landlord shall fail to obtain or renew the Additional Insurance in accordance with the foregoing provisions, Tenant may obtain such insurance (with a policy period of not less than six months, and not more than one year) and deduct the premium therefor from the Rent next due under this Lease.

                 8.3.1    Payment By Tenant.       If above insurance premiums
are increased after the Commencement Date due to Tenant's use of the Premises or the installation of Tenant Improvements under Section 13.1, or any other cause solely attributable to Tenant, Tenant shall pay the full amount of the increase within ten (10) days of notice of such increase.

         8.4     Co-Insurer.      If, due to Tenant's failure to comply with
the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord sustains by reason thereof, including attorneys fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefore and evidence of such loss.

         8.5     Insurance Requirements.   All insurance carried by Tenant
shall be in a form satisfactory to Landlord and shall be carried with companies that have a general policy holder's rating of not less than "A" in the most current edition of Best's Insurance Reports, shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days prior written notice to Landlord, and shall be primary as to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. The certificates shall expressly provide that the interest of Landlord therein shall not be affected by any breach of Tenant of any policy provision for which such certificates evidence coverage. If Tenant fails to procure and maintain the insurance required hereunder, Landlord, may, upon written notice to Tenant, order such insurance at Tenant's expense and Tenant shall reimburse Landlord upon demand. Such reimbursement shall include all sums incurred by Landlord, including Landlord's reasonable attorneys' fees and costs, with interest thereon at the maximum rate permitted by law.

         8.6     Landlord's Disclaimer.    Landlord and its agents, partners,
officers and employees shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless caused by or due to the negligence or willful acts of Landlord or its agents, employees or contractors. Landlord and its agents, partners, officers and employees shall not be liable for interference with the light, air, or any latent defect in the Premises. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.

         8.7     Waiver Of Subrogation.    Landlord and Tenant each hereby
waive all rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

9.     UTILITIES AND SERVICES.

       Tenant shall be responsible for and shall pay promptly all charges for water, gas, electricity, sewer, telephone, refuse pickup, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises, or Project, during the Term, together with any taxes thereon. These costs shall be considered "Tenant Expenses" (along with those specified in Section 10.1 below) which are separate and apart from those Operating Expenses described in Section 4.2.2. Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the willful act or negligence of Landlord or its agents, employees or contractors. Any utilities which are not separately metered, (fire service water) or services which are not separately billed to the Premises (e.g. refuse pickup) and which are in Landlord's control, shall be charged to Tenant on an equitable basis as determined by Landlord (domestic water supply is measured by submeter, charges then passed through on a monthly basis to Tenant). Tenant shall pay directly, or reimburse Landlord for, the costs thereof, as and when billed by vendor or Landlord. If the Premises should become not reasonably suitable for Tenant's use as a consequence of cessation of utilities or other services required to be provided to the Premises by Landlord, interference with access to the Premises, or the presence of any Hazardous Material (not caused by Tenant's use, storage or disposal of such Hazardous Material), and in any of the foregoing cases the interference with Tenant's use of the Premises persists for seven (7) continuous calendar days, then Tenant shall be entitled to an equitable abatement of rent to the extent of the interference with Tenant's use of the Premises occasioned thereby.

       With regard to refuse pickup, Tenant must store within Premises such refuse as pallets or metal drums, and arrange for their separate disposal. If Hazardous Materials are involved, Tenant must comply with Section 12.4. Tenant must collapse any cardboard shipping containers prior to disposal in Landlord provided dumpsters. Tenant will be billed for excessive use of refuse disposal that require oversized dumpsters or extra pickups. At all times, Tenant will not be permitted to store refuse or goods outside of Premises if unsightly or in violation of Covenants, Conditions and Restrictions ("C,C&R's").

10.      REPAIRS AND MAINTENANCE.

         10.1    Building.

                 10.1.1 Landlord's Obligations. Landlord at its sole cost shall keep in good order, condition and repair the structural parts of the Buildings, which structural parts include only the foundation, exterior walls (excluding the interior of all exterior walls and roof), and subflooring of the Premises, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms, conditions or covenants in this Lease, or caused by alterations made by Tenant or by Tenant's agents, employees or contractors which shall be Tenant's responsibility subject to the provisions of Paragraph 8.7. Except for repairs readily discernable by visual inspection of exterior, it is a condition precedent to all obligations of Landlord to repair and maintain under this
Section 10.1.1 that Tenant shall have notified Landlord in writing of the need for such repairs or maintenance or that Landlord shall have actual knowledge of the need for such repairs or maintenance.

       Landlord shall also maintain, repair and replace the HVAC system for the Premises and Tenant shall pay directly or reimburse Landlord for the costs thereof, as and when billed by vendor or

Landlord. Landlord shall obtain an HVAC system preventive maintenance contract with monthly service which shall be paid for by Tenant and which shall provide for and include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance. Tenant shall have the benefit of all warranties available to Landlord regarding such equipment. Notwithstanding anything to the contrary contained in the foregoing (i) the HVAC preventive maintenance contract obtained by Landlord and the person or entity providing services pursuant to such contract shall be subject to Tenant's prior written approval, (ii) any decision to replace the HVAC system for the Premises shall be subject to Tenant's prior written approval, and (iii) the provisions of Section 4.2.2 (c) shall apply to Tenant's obligation to pay directly or reimburse Landlord for the costs of replacing the HVAC system for the Premises.

                 10.1.2   Tenant's Obligations.    Tenant shall at all times
and at its own expense clean, keep and maintain in good, safe and sanitary order, condition and repair every part of the Premises which is not within Landlord's obligation pursuant to Section 10.1.1. Tenant's repair and maintenance obligations shall include, without limitation, all plumbing and sewage facilities within the Premises, fixtures, interior walls, floors, ceilings, interior windows, store front, doors, entrances, plate glass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, any fire extinguisher equipment within the Premises, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises. Tenant shall also be responsible for all pest control within the Premises. All glass is at the sole risk of Tenant, and any broken glass shall promptly be replaced by Landlord, at Tenant's expense, with glass of the same kind, size and quality. Tenant shall be responsible for payment of Tenant's Percentage of the costs to repair and maintain the Building roof provided that
(i) Landlord shall reimburse Tenant for eight point seven one percent (8.71%) of the cost of such repair as and when billed by Tenant (except for repairs caused by or arising from roof-mounted equipment or roof penetrations serving only the Premises, installed or made by Tenant, or Landlord on behalf of Tenant pursuant to Exhibit B, the cost of which shall be borne solely by Tenant); (ii) Tenant shall not be responsible for the cost of maintenance and repair of the venting ducts constructed by the adjacent tenant in a portion of the Premises and (iii) if the repair and maintenance would properly be capitalized under generally accepted accounting principles and Landlord and Tenant have so agreed in writing prior to undertaking such repair or maintenance, then the full cost thereof shall be borne by Landlord, and Tenant shall reimburse Landlord monthly for Tenant's Building Percentage of the cost of such work based upon such cost amortized over the useful life of the work (determined in accordance with generally accepted accounting principles).

         10.2    Common Area.     Landlord shall maintain and repair the Common
Area, including the membrane and exterior walls of the Building, in a good, safe and sanitary manner. Landlord shall at all times have exclusive control of the Common Area and may, at any reasonable time, temporarily close any part thereof, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use such areas in accordance with the reasonable rules and regulations as Landlord may from time to time establish. In addition, Landlord may reasonably change the configuration or location of the Common Area. In exercising any such rights, Landlord shall use diligent efforts to minimize any disruption of Tenant's business. Landlord shall have the right to reconfigure the parking area and ingress to and egress from the parking area, and to modify the directional flow of traffic of the parking area.

         10.3 Waiver. Landlord and Tenant agree that the terms of this Lease shall govern the respective obligations of Landlord and Tenant with
respect to repairs and maintenance.   Accordingly, Tenant waives the provisions
of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

11.      CONDITION OF PREMISES.

         If no "Tenant Improvements" (as defined in Exhibit B, Work Letter Agreement) are to be constructed by Landlord, Tenant acknowledges that Tenant has inspected the Premises and accepts the Premises as of the Commencement Date in their "as is" condition. Tenant acknowledges that neither Landlord nor its agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents agreed to undertake any alterations or construct any Tenant Improvements to the Premises except as expressly provided in this Lease. However, if improvements, alterations or additions to the Premises are required to be made by Landlord and/or Tenant, the provisions of the Work Letter Agreement, attached as Exhibit B hereto, shall govern the work to be completed at Landlord's expense ("Building Standard Work"), if any, and work to be completed at Tenant's expense ("Over Standard Work"), if any. To the extent Landlord is required to perform Building Standard Work or Over Standard Work pursuant to the Work Letter Agreement, Landlord shall use reasonable diligence to complete such work in a timely manner. If Tenant Improvements are to be constructed by Landlord; then, within ten (10) days after completion of the Tenant Improvements, Tenant shall conduct a walk-through inspection of the Premises with Landlord and complete a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises and Tenant Improvements in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. Notwithstanding anything to the contrary in this Lease, Tenant's acceptance of the Premises or submission of a "punch-list" or execution of a commencement date memorandum shall not be deemed a waiver of Tenant's right to have defects in the Tenant Improvements or the Premises repaired at Landlord's sole expense. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable. Landlord hereby assigns to Tenant all warranties with respect to the Premises and Building roof which would reduce Tenant's maintenance obligations hereunder and shall cooperate with Tenant to enforce all such warranties.

12.      USE OF PREMISES.

         12.1    Tenant's Use.    Tenant shall use the Premises solely for the
use specified in Section 1.15 and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord.

         12.2    Rules And Regulations.    Tenant shall abide by the Rules and
Regulations respecting use of the Premises, Building, Common Areas and Project. The provisions of the Rules and Regulations attached hereto as Exhibit "D" are incorporated herein by this reference. Landlord reserves the right to amend Rules and Regulations as are reasonably necessary or appropriate to the operation or use of the Premises, Building, Common Areas or Project. Tenant shall comply with any such amendments or supplements. Notwithstanding the foregoing, Tenant shall not be required to comply with any rule or regulation that unreasonably interferes with Tenant's use of the Premises or Tenant's parking rights.

         12.3    Compliance.      Tenant shall not use the Premises or suffer
or permit by those in Tenant's control anything to be done in or about the Project which will in any way violate any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of duly constituted public authorities now in force or which may hereafter be in force, or the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises or the Project. Tenant shall, at its cost, comply with all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities, including any transportation systems management program adopted by the County, City or Association, arising from the use or occupancy of, or applicable to the Premises or the Project or privileges appurtenant thereto.

Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure, nor place any harmful liquids in the drainage systems, nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided. At the Commencement Date, the Premises, Building and Project shall conform to all requirements of the C,C&R's, all underwriter's requirements, and all rules, regulations, statutes, ordinances, laws and building codes applicable thereto, including without limitation all of the foregoing governing Hazardous Materials. Tenant shall not be required to construct or pay the cost of complying with any C,C&R's, underwriter's requirements or laws requiring construction of improvements in the Premises which are properly capitalized under generally accepted accounting principles, unless such compliance is necessitated solely because of Tenant's particular use of the Premises.

         12.4    Hazardous Material.       Tenant shall strictly comply with
all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated by any federal, state, local or other governmental agency with respect to Tenant's use, generation, storage, or disposal of hazardous, toxic, or radioactive materials (collectively, "Hazardous Materials") at the Premises, the Building, the Project and the Harbor Bay Business Park. Tenant shall not cause, or allow anyone else under Tenant's control to cause any Hazardous Materials to be used, generated, stored, or disposed of on or about the Premises, Building, Project, or Harbor Bay Business Park, without the prior written consent of Landlord, which consent may not be unreasonably withheld. Tenant's indemnification of Landlord pursuant to Section 8.1 shall extend to all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the written consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this subsection. Tenant's obligations pursuant to the foregoing indemnity shall
survive the termination of this Lease.     Landlord consents to Tenant's use
and storage at the Premises of the materials listed on the attached Exhibit G. Tenant shall provide Landlord with reasonable access, upon reasonable notice, to Tenant's records concerning the use and storage at the Premises of such materials. Notwithstanding anything to the contrary in this Lease, within the time permitted by applicable law, Landlord, at its sole cost, shall perform or cause to be performed any required investigation, remediation, removal or detoxification of the Project or any portion thereof, and shall comply with any law relating to any Hazardous Material present at any time on or about the Premises or Project, or the soil, air, improvements, ground water or surface water thereof, except to the extent that such Hazardous Material is released, discharged or emitted on or about the Premises during the Term by Tenant or its
agents or employees in violation of applicable law.     To the best knowledge
of Landlord (i) no Hazardous Material is present on the Project or any portion thereof, or the soil, surface water or ground water thereof, (ii) no underground storage tanks or asbestos containing building materials are present on the Project, and (iii) no action, proceeding or claim is pending or threatened concerning the Project with respect to any Hazardous Material or pursuant to any applicable law. Landlord has complied with all environmental disclosure obligations imposed upon Landlord by applicable law with respect to this transaction.

13.      ALTERATIONS AND LIENS.

         13.1    Alterations.     Tenant shall not make or permit to be made
any alterations, additions or improvements to the Premises, Building, Project, or Common Areas, without obtaining Landlord's prior written consent. When applying for such consent, Tenant shall, if required by Landlord, furnish complete plans and specifications for such alterations, additions or improvements. Tenant may, without Landlord's prior approval, make improvements to the interior of the Premises which do not affect the structure of the Building and which do not exceed a cost of Five Thousand Dollars ($5,000). All alterations, additions or improvements to the Premises made by Tenant shall be performed by contractors approved by Landlord for Tenant's account and at Tenant's sole cost and expense. Within ten (10) days after receipt of a written statement from Landlord, Tenant shall reimburse Landlord for all reasonable costs arising in connection with Landlord's review of plans and specifications and supervision of contractors. All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or upon the Premises by Landlord at its expense and designated as Tenant Improvements shall at once belong to Landlord and become part of the Premises and shall remain on the Premises without compensation of any kind to Tenant. All alterations, additions, fixtures and improvements, whether temporary or permanent in character, made in or upon the Premises by Landlord or Tenant at Tenant's expense, and designated as Tenant Improvements shall upon termination of this Lease belong to Landlord and become part of the Premises, and shall remain on the Premises without compensation of any kind to Tenant (except as otherwise provided in Sections 16.3, 17 and 18.4), but during the Lease Term, Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect to thereto. Tenant shall carry insurance as required by Section 8 covering Tenant's Property, it being understood and agreed that none of Tenant's Property shall be insured by Landlord nor shall Landlord be required under any provision for reconstruction to reinstall any such Tenant's Property. Tenant shall be responsible for the maintenance and repair of any alterations made by it to the Premises. With respect to any alterations, additions or improvements to the Premises or Building proposed by Tenant, Tenant shall indicate to Landlord if Tenant intends to surrender such alteration, addition or improvement upon termination of the Lease Term, and that such alteration, addition or improvement should be designated as a "Tenant Improvement" as defined in
Section 22; or if Tenant intends to retain the right to remove such alteration, addition or improvement upon termination of the Lease Term, and that the same should be designated as "Tenant's Property", as defined below. Landlord shall indicate to Tenant whether or not Landlord agrees with Tenant's proposed designation. In the event Landlord and Tenant disagree, the parties will confer and negotiate in good faith to reach agreement upon the designation of each item of such alteration, addition or improvement as a Tenant Improvement or Tenant's Property, and neither party shall unreasonably reject the other party's proposal in this regard. If the parties are unable to resolve such disagreement, they shall cooperate diligently and expeditiously to resolve the issue including, without limitation, submitting the disagreement to expedited arbitration by an architect or other design professional mutually agreed to by the parties or appointed for such purpose by the Presiding Judge of the Alameda County Superior Court. Any item not defined as a Tenant Improvement under clause (a) of Section 22, or not designated as a Tenant Improvement pursuant to the foregoing provisions of this Section 13.1, shall be "Tenant's Property".
At any time and from time to time Tenant may remove Tenant's Property from the Premises, provided Tenant repairs all damage caused by such removal. It is the intent of Landlord and Tenant that (i) any item integrated into the walls, floors, roof or structural elements of the Building shall be designated a "Tenant Improvement;" and (ii) any item of Tenant's trade fixtures, furniture, self-contained equipment or equipment which is removable without structural damage to the Building or Premises, personal property and other items considered personal property shall be designated "Tenant's Property". Landlord shall have no lien or other interest whatsoever in any item of Tenant's Property and shall execute any document reasonably necessary to waive any lien or interest in any such item; and Tenant's Property shall at all times be and remain Tenant's property, and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto.

         13.2    Liens.   Tenant shall keep the Premises, Building, Project,
and Common Areas free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. In the event that Tenant shall not, within twenty (20) days following notice of imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided in this Lease and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorneys' fees and administrative costs, shall be payable to Landlord by Tenant on demand with interest at the maximum rate permitted by law from the date such sums are paid or expenses incurred by Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanics and materialmen's liens, and Tenant shall give to Landlord at least ten (10) business days prior written notice of the expected date of commencement of any work relating to alterations, additions or improvements in or to the Premises.

14.      LANDLORD'S RIGHT TO ENTER THE PREMISES.

         Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times during normal business hours and at any time in case of any emergency (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to maintain or to make any repair or restoration to the Building or Premises that Landlord has the right or obligation to perform, (iii) to install any meters or other equipment which Landlord may have the right to install, (iv) to protect the Premises, the Building and adjacent areas from damage or destruction, (v) to serve, post, or keep posted any notices required or allowed under the provisions of this Lease, to post "for sale" signs at any time during the term, and to post "for rent" or "for lease" signs during the last four (4) months of the term or during any period while Tenant is in default, (vi) to show the Premises to prospective brokers, lenders, agents, buyers, tenants, or persons interested in an exchange, (vii) to shore the foundations, footings, and walls of the Building and to erect scaffolding and protective barricades around and about the Building or the Premises, but not so as to prevent entry into the Premises, and

(viii) to do any other act or thing necessary for the safety or preservation of the Premises or the Building. Landlord shall at all times have and retain a key with which to unlock all doors in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to gain entry in an emergency. Entry to the Premises by Landlord by any of said means shall not be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business and any loss of occupancy or quiet enjoyment of the Premises by reason of Landlord's exercise of its rights of entry in accordance with this Section, and Tenant shall not be entitled to an abatement or reduction of Rent or Expenses in connection therewith. Notwithstanding anything to the contrary contained in this Lease, in connection with any entry into the Premises by Landlord or its authorized representatives (except in the case of an emergency) Landlord (i) shall first give 24 hours notice to Tenant of such entry, (ii) shall be accompanied by an employee of Tenant at all times while in the Premises, (iii) shall comply with Tenant's security and safety procedures applicable to the Premises, and (iv) shall not unreasonably interfere with Tenant's use of the Premises.

15.      SIGNS.

         Landlord shall provide space for Tenant's identification sign(s) as per the approved Tenant Sign Design Guidelines ("Guidelines") as set forth in Exhibit E. Tenant shall have no right to maintain a Tenant identification sign in any other location in, on or about the Premises, the Building or the Project and shall not display or erect any other Tenant identification signs, display or other advertising material that is visible from the exterior of the Building. The size, design, color and other physical aspects of any sign, advertisement or notice, whether temporary or permanent, shall be subject to:
Guidelines, Architectural Review Committee approval in accordance with C,C&R's, and appropriate municipal or other governmental approvals. The cost of the sign and its installation, maintenance and removal shall be Tenant's sole expense. If Tenant fails to maintain its sign or, if Tenant fails to remove such sign upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent.

16.      DAMAGE OR DESTRUCTION.

         16.1    Partial Damage - Insured.         If the Premises are damaged
by any casualty which is covered under the "All Risk" insurance carried by Landlord; or would have been covered under insurance required to be carried by Landlord pursuant to Section 8.3, and

Paragraph 16.3 does not apply, then Landlord shall restore such damage; provided, however, that Landlord shall be under no obligation to restore, replace or repair any portions of the Premises that are Tenant's Property as defined in Section 13.1. In such event, Landlord shall promptly restore the Premises and all Tenant Improvements to the condition in which they existed immediately prior to the casualty, this Lease shall continue in full force and effect, except that Tenant shall be entitled from the date of the casualty to a proportionate reduction in Monthly Base Rent and Additional Rent to be based upon the extent to which the restoration efforts interfere with Tenant's use of the Premises, as reasonably agreed upon between Tenant and Landlord.

         16.2    Partial Damage - Uninsured.       If the Premises or the
Building is damaged by a risk not covered and not required to be covered by Landlord's insurance, repair or restoration would cost more than 10% of the replacement cost of the Premises or Building, whichever is applicable, and Tenant does not agree to pay the cost of repair in excess of 10% of the replacement cost of the Premises and/or Building, then Landlord shall have the option either to: (1) repair or restore such damage, as required under Section 16.1, this Lease continuing in full force and effect, but the Monthly Base Rent to be proportionately abated as provided in Section 16.1 or (2) give notice to Tenant at any time within thirty (30) days after such damage terminating this Lease as of a date to be specified in such notice which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. If notice of termination is given, this Lease shall expire and all interest of Tenant in the Premises shall terminate on such date so specified in such notice and the Monthly Base Rent, reduced from the date of the casualty by any proportionate reduction based upon the extent, if any, to which such damage interfered with the use of the Premises by Tenant, shall be paid to the date of such termination.

         16.3    Total Destruction.        If the Premises or Building is
damaged or destroyed to the extent that Landlord determines that the Premises or Building cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred eighty (180) days after the date of the damage or destruction, notwithstanding the fact that the Premises have not been damaged or destroyed, the sole right of both Landlord and Tenant shall be the option to terminate this Lease. Landlord's reasonable determination with respect to the extent of damage or destruction shall be conclusive on Tenant. Landlord shall notify Tenant of Landlord's determination, in writing, within thirty (30) days after the date of the damage or destruction. If Landlord determines that the Premises or Building can be fully repaired or restored within the one hundred eighty (180) day period, or if Landlord determines that such repair or restoration cannot be made within said period but neither party elects to terminate within thirty (30) days from the date of said determination, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible, in accordance with the provisions of Section 16.1. If the Lease is terminated in accordance with the foregoing, Tenant shall be entitled to receive that portion of Landlord's insurance proceeds equal to the replacement cost of Tenant Improvements paid for by Tenant. The replacement cost of each Tenant Improvement paid for by Tenant which is separately identifiable shall be established separately. In determining the replacement cost of Tenant Improvements paid for by Tenant but not identifiable from Tenant Improvements paid for by Landlord, Tenant's share of the insurance proceeds shall be that portion of such proceeds which bears the same relationship to the total replacement cost for such Tenant Improvements as the amount of Tenant Improvement Costs paid by Tenant pursuant to Exhibit B bears to the total amount of all Tenant Improvement Costs under Exhibit B. For example only, if the total Tenant Improvement Costs under Exhibit B were $1,000,000, and Tenant paid $400,000 of such costs, Tenant would be entitled to insurance proceeds in an amount equal to 40% of the replacement cost of the Tenant Improvements described in the preceding sentence.

  16.4    Landlord's Obligations.          Landlord shall not be required to
repair any injury or damage by fire or other cause or to make any restoration or replacement of Tenant's Property. Except for abatement of Monthly Base Rent and Additional Rent, if any, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration nor shall Tenant have the right to terminate this Lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises, except as expressly provided herein.

  16.5    Damage Near End Of Term.         Anything herein to the contrary
notwithstanding, if the Premises is destroyed or damaged during the last twelve
(12) months of the Term and cannot be substantially restored within 45 days after the date of such damage, then Landlord may cancel and terminate this Lease as of the date of the occurrence of such damage, except if Tenant
exercises its option to extend the term of this Lease.    If Landlord does not
elect to so terminate this Lease, or Tenant exercises its option to extend the Lease term, the repair of such damage shall be governed by the other provisions of this Section 16.

17.       CONDEMNATION.

  If title to all of the Premises, the Building or the Project or so much thereof so that reconstruction of the Premises or the Building will not, in Landlord's and Tenant's mutual reasonable judgment, result in the Premises being suitable for Tenant's continued occupancy for the uses and purposes permitted by this

Lease, is taken or appropriated for any public or quasi-public use under any statute or by right of eminent domain , this Lease shall terminate as of the date that possession of the Premises or Building or part thereof is taken. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Section. If any part of the Premises, the Building or the Project is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises or Building is taken. If the Premises are partially taken, the Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of the Premises is reduced. No award for any partial or entire taking shall be apportioned, except that Tenant shall be entitled to that portion of the award attributable to the fair market value of Tenant Improvements paid for by Tenant, determined in accordance with Section
16.3 (except substituting the word "condemnation" for the word "insurance," and the phrase "fair market value" for the phrase "replacement cost," wherever they appear in Section 16.3). Subject to the foregoing, Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Property, for the interruption of Tenant's business, or its moving costs, or for the loss of its goodwill. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant, by reason of such temporary taking shall belong entirely to Tenant. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Section.

18.      ASSIGNMENT AND SUBLETTING.

         18.1    Definitions.

         18.1.1 Sublet. Any transfer, sublet, assignment, license or concession agreement, change of ownership, mortgage, or hypothecation of this Lease or the Tenant's interest in the Lease or in a portion of the Premises, excluding any consideration related to Tenant's Property.

         18.1.2 Subrent. Any consideration of any kind received, or to be received, by Tenant from a Subtenant if such sums are related to Tenant's interest in this Lease or in the Premises.

                 18.1.3   Subtenant.       The person or entity with whom a
Sublet agreement is proposed to be or is made.

         18.2    Landlord's Consent.       Tenant shall not enter into a Sublet
without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported Sublet without Landlord's prior written consent shall be void and confer no rights upon any third person and shall be deemed a material default of this Lease. Each subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Notwithstanding anything contained herein, Tenant shall not be released from personal liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a sublet unless Landlord specifically grants such release in writing.

         18.3    Information To Be Furnished.      If Tenant desires at any
time to transfer this Lease (which transfer shall in no event be for less than its entire interest in this Lease) or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord at least thirty (30) days prior to the proposed effective date of the transfer or sublease ("Proposed Effective Date"), in writing: (1) a notice of intent to transfer or sublease, setting forth the Proposed Effective Date, which shall be no less than thirty (30) nor more than ninety (90) days after the sending of such notice; (2) the name of the proposed subtenant or transferee; (3) the nature of the proposed subtenant's or transferee's business to be carried on in the Premises; (4) the terms and provisions of the proposed sublease or transfer; (5) such certified financial information as Landlord may request concerning the proposed subtenant or transferee, including recent financial statements and bank references; and
(6) evidence satisfactory to Landlord that the proposed subtenant or transferee will immediately occupy and thereafter use the affected portion of the Premises for the entire term of the sublease or transfer agreement.

          18.4      Landlord's Alternatives.       At any time within fifteen
(15) days after Landlord's receipt of the information specified in Section 18.3, Landlord may, by written notice to Tenant, elect (1) to consent to the Sublet by Tenant; or (2) to refuse its consent to the Sublet. If Landlord consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to Section 18.3, subject, however, to the condition that fifty (50) percent of any excess of the Subrent over the Rent and Additional Rent required to be paid by Tenant hereunder, after first deducting the unamortized cost of Tenant's Property, and Tenant Improvements, the cost of which was paid by Tenant (based on the useful life of the same, determined in accordance with generally accepted accounting principles, but not to exceed ten (10) years from the Date of Commencement). Tenant's expenses in connection with such Sublet, including brokerage commissions; the cost of any improvements required for the Subtenant; and the cost of carrying the Premises during the period of vacancy directly caused by the construction of improvements required by the Subtenant, shall be paid to Landlord when received by Tenant as and with the Monthly Base Rent.

         18.5    Required Sublease Provisions.     Any and all transfer or
sublease agreements shall (1) contain such terms as are described under this Section or as otherwise agreed by Landlord; (2) prohibit further assignments, transfers, or subleases; (3) impose the same obligations and conditions on the transferee or sublessee as are imposed on Tenant by this Lease (except as to Rent and Term or as otherwise agreed by Landlord); (4) be expressly subject and subordinate to each and every provision of this Lease; (5) have a term that expires on or before the expiration of the Term of this Lease; and (6) provide that Tenant and/or transferee or sublessee shall pay Landlord the amount of any additional costs or expenses incurred by Landlord for repairs, maintenance or otherwise as a result of any change in the nature of occupancy caused by the transfer or sublease.

         18.6    Fees For Review.       Tenant shall pay to Landlord or
Landlord's designee, together with the notice described in Section 18.3, a non-refundable fee as reimbursement for expenses incurred by Landlord in connection with reviewing each such transaction (including any administrative expenses for Landlord's property manager), in the amount of Five Hundred Dollars ($500.00).

         18.7    Proration.       If a portion of the Premises is Sublet, the
pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are sublet.

         18.8 Executed Counterpart. No Sublet shall be valid nor shall any Subtenant take possession of the Premises until an executed counterpart of the Sublet agreement has been delivered to and acknowledged by Landlord.

         18.9 Exempt Sublets. Notwithstanding the above, Landlord's prior written consent shall not be required and Tenant shall have no obligation to pay any excess Subrent to Landlord for an assignment of this Lease to a subsidiary, affiliate or parent corporation of Tenant, or a corporation into which Tenant merges or is consolidated or a purchaser of all or substantially all of the assets of Tenant, if Tenant gives Landlord prior written notice of the name of any such assignee, and if the assignee assumes, in writing, all of Tenant's obligations under the Lease.

For purposes of this Lease, sale of Tenant's capital stock through any public exchange shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises. Landlord's consent shall not be required for an assignment, pledge, mortgage or encumbrance of the Lease in connection with any bona fide loan transaction which requires a pledge of substantially all of the operating assets of Tenant, and/or of the business being conducted at the Premises.

19. DEFAULT.

         19.1 Tenant's Default. A default under this Lease by Tenant shall exist if any of the following events shall occur:

                 19.1.1 If Tenant fails to pay Rent or any other sum required to be paid hereunder when due and such failure continues for 5 days after Tenant's actual receipt of written notice of delinquency; or

                 19.1.2 The failure by Tenant to observe or perform any of the terms, covenants, conditions or provisions of this Lease to be observed or performed by Tenant, if such failure is not cured within eleven (11) business days after written notice thereof from Landlord to Tenant, provided, however, that if the nature of Tenant's default is such that it cannot be cured solely by payment of money and that more than eleven (11) business days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within the eleven (11) business day period and thereafter diligently prosecutes such cure to completion; or

                 19.1.3 If Tenant assigns its assets for the benefit of its creditors; or

                 19.1.4 If the sequestration or attachment of or execution on any material part of Tenant's personal property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such personal property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

                 19.1.5 If a court shall make or enter any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days.

         19.2    Landlord's Remedies.      Upon a default, Landlord shall have
the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease to which Landlord may resort cumulatively or in the alternative:

                 19.2.1 Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease and Landlord shall have the right to collect Rent when due.

                 19.2.2 Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, brokerage commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Maintenance efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's personal property and store same at Tenant's cost and to recover from Tenant as damages:

                                  (a)      The worth at the time of award of
unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                                  (b)      The worth at the time of award of
the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                                  (c)      The worth at the time of award of
the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                                  (d)      Any other amount necessary which is
to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants;
(3) for leasing commissions; or (4) for any other costs necessary or appropriate to relet the Premises; plus

                                  (e)      At Landlord's election, such other
amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

               The "worth at the time of award" of the amounts referred to in Sections 19.2.2 (a) and 19.2.2 (b) is computed by allowing interest at the maximum rate permitted by law on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in Section 19.2.2 (c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award.

                 19.2.3 Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this section shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

                 19.2.4 If Tenant fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease after prior notice to Tenant, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the maximum rate permitted by law from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

         19.3 Landlord's Default. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform such obligation within eleven (11) business days after receipt of written notice by Tenant to Landlord specifying such failure; provided, however, that if the nature of Landlord's default is such that more than eleven (11) business days are required for its cure, then Landlord shall not be deemed to be in default if it commences such cure within the eleven (11) business day period and thereafter diligently prosecutes such cure to completion.

         19.3 Tenant's Remedy. If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building or Project and out of Rent or other income from the Building or Project receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Building, and neither Landlord nor its agents, partners, officers or employees shall be liable for any deficiency. Notwithstanding anything in this Lease purporting to limit Tenant's recourse against Landlord to Landlord's interest in the Building or Project, Tenant shall have recourse against Landlord, and Landlord's general partners, for any loss incurred by Tenant as a result of or in connection with (i) Landlord's failure to carry any insurance required by the terms of this Lease, (ii) any noninsured indemnification obligation of Landlord, or (iii) if Landlord has sold or transferred its interest in the Project or any portion thereof, or the Lease, then (a) the failure of any assignee or transferee to assume liability for defaults or obligations of Landlord accruing prior to any such sale or transfer, or (b) if the assignee's or transferee's net worth is inadequate in light of such party's obligations, as Landlord under this Lease. As an additional remedy, Tenant may, but shall not be obligated to and without waiving or releasing Landlord from any obligation of Landlord under this Lease or with respect to the Project or any portion, thereof, after prior notice to Landlord pay or perform any act required to be taken by Landlord in connection therewith which Landlord has failed to pay or perform, and either (i) demand reimbursement from Landlord of the cost thereof, with interest thereon at the maximum rate permitted by law from the date of such expenditure to the date of repayment, or (ii) reduce the amount of any letter of credit furnished by Tenant pursuant to Section 1.14 by the amount owing, together with interest thereon at the maximum rate permitted by law from the date of such expenditure to the date of such reduction; provided however, if such reduction is not permitted under the terms of any letter of credit furnished by Tenant, interest on the amount owing shall accrue in accordance with the foregoing until the date Tenant furnished to Landlord a substitute letter of credit for any remaining balance of the security deposit and Landlord returns the outstanding letter of credit to Tenant.

         19.4 MORTGAGEE PROTECTION. If Landlord defaults under this Lease, Tenant will notify any beneficiary of a deed of trust or mortgagee of a mortgage covering the Building or the project whose name and address has been furnished to Tenant, upon written request by Tenant, which request is hereby made by Tenant, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Building or the Project by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. Tenant shall not be obligated to provide any beneficiary or mortgagee of Landlord with any additional period of time to cure any default on the part of Landlord beyond the time provided in Section 19.3, where such default is causing a threat of imminent serious damage or harm to Tenant, its employees, agents, contractors or invitees, or to the Premises or any property therein.

20.      SUBORDINATION, ESTOPPEL AND ATTORNMENT.

         20.1 Subordination. This Lease is subject and subordinate to ground and underlying leases, mortgages and deeds of trust (collectively "Encumbrances") which may now affect the Premises, the Building, or the Project, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders ("Holder") of any such Encumbrances shall require this Lease to be prior and superior thereto, within ten (10) days after written request from Landlord, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, in the form presented to Tenant, which Landlord or Holder deems necessary or desirable for such purposes. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises, the Building, or the Project, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder, together with interest thereon and subject to all the terms and provisions thereof; provided only, that in the event of termination of any such lease or upon the foreclosure of any such mortgage or deed of trust, Holder agrees to recognize Tenant's rights under this Lease as long as Tenant is not then in default and continues to pay the Rent and observe and perform all the provisions of this Lease. Within ten (10) days after Landlord's written request, Tenant shall execute any and all the documents required by Landlord or the Holder to make this Lease subordinate to any lien of the encumbrances provided such documents state that the Holder agrees in the event of termination or foreclosure to recognize Tenant's rights under this Lease as long as Tenant is not in default. If Tenant fails to do so, it shall be deemed that this Lease is so subordinated.

         20.2 Estoppel Certificates. Tenant shall execute and deliver to Landlord any documents, including estoppel certificates in the form prepared by Landlord (1) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, and the date to which the Rent and other charges are paid in advance, if any; and (2) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults; and (3) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Building or the Project or a purchaser of the Building or the Project from Landlord. Tenant's failure to deliver an estoppel certificate within fifteen (15) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant (1) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (2) that there are no uncured defaults in Landlord's performance; and (3) that no Rent has been paid in advance.

         20.3 Attornment. Tenant shall, if requested, attorn to the purchaser of the Building or Project, and recognize such purchaser as Landlord under this Lease in the event of (1) foreclosure proceeding or grant of deed in lieu of foreclosure; (2) the exercise of the power of sale under any mortgage or deed of trust, made by Landlord or Landlord's successors or assigns, which encumbers the Premises, or any part thereof; (3) the termination of a ground lease; or (4) a sale of the Building or Project.

21.      NOTICES.

         Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served, or in lieu of personal service, may be given by mail. If given by mail, such notice shall be deemed to have been given seventy-two (72) hours after deposit in the United States mail, registered or certified, postage prepaid, and addressed to the party to be served. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in Section 1.16 of this Lease. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving written notice of same in accordance with this Section.

22.      SURRENDER OF THE PREMISES.

         On expiration or termination of this Lease, Tenant shall surrender to Landlord the Premises and all Tenant Improvements in good condition and repair (ordinary wear and tear, damage by acts of God, casualties, condemnation and Hazardous Materials, other than Hazardous Materials stored, used or disposed of by Tenant in or about the Premises, excepted), Tenant, at Tenant's sole election, may remove any or all of Tenant's Property as defined in Section 13.1, or may leave any or all of Tenant's Property within the Premises. As used in this Lease, "Tenant Improvements" shall mean: (a) all materials installed by Landlord, the cost of which materials was included within the Tenant Improvement Costs as provided in Exhibit B (regardless of whether such cost was borne by Landlord or Tenant); but Tenant Improvements shall not include materials (whether or not installed by Landlord or the TI Contractor) installed under Exhibit B, but supplied by Tenant, the cost of which was borne by Tenant over and above the Tenant

Improvement Costs; and (b) that portion of any subsequent alterations, additions or improvements that have been designated as Tenant Improvements pursuant to the provisions of Section 13.1. Tenant agrees that it shall, prior to the expiration or termination of this Lease, at Tenant's sole cost and expense promptly repair any damage to the Premises resulting from the removal of Tenant's Property. Tenant shall not be required or permitted to remove any of the Tenant Improvements, unless Landlord and Tenant otherwise agree in writing. Landlord may retain or dispose of, in any manner, any Tenant's Property that Tenant does not remove from the Premises on expiration or termination of the Term as allowed or required by this Lease. Title to any such Tenant's Property that Landlord so elects to retain, or dispose of, shall vest in Landlord. Tenant waives all claims against Landlord for any damage or loss to Tenant arising out of Landlord's retention or disposition of any such Tenant's Property. Tenant shall not be liable to Landlord for Landlord's cost of storing, removing and disposing of any such Tenant's Property. If Tenant fails to surrender the Premises to Landlord on expiration or termination of the Lease as required by this Section, Tenant shall indemnify, defend and hold Landlord harmless from all damages, loss, cost and expense (including attorneys' fees) arising out of or in connection with Tenant's failure to do so, including, without limitation, any claims made by a succeeding tenant resulting from Tenant's failure to surrender the Premises.

23.      COST OF SUIT.

         If either party brings action for relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent or possession of the Premises, the losing party shall pay the successful party its costs incurred in connection with and in preparation for said action, including its attorneys' fees (which costs shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment). If Landlord, without fault on Landlord's part, is made a party to any action instituted by any third party against Tenant, or by or against any person holding under or using the Premises by License of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or of any such other person, or otherwise arising out of or resulting from any action or omission of Tenant or of any such other person, Tenant shall indemnify, defend and hold Landlord harmless from any judgment rendered in connection therewith and all costs and expenses (including attorneys' fees) incurred by Landlord in connection with such action.

24.      TRANSFER OF THE BUILDING BY LANDLORD.

         In the event of any conveyance of the Building or the Project and assignment by Landlord of this Lease, Landlord shall be entirely released from all liability under any and all of its covenants and obligations contained in from this Lease occurring after the date of such conveyance and assignment provided such transferee assumes Landlord's obligations under this Lease.

25.      AIRPORT NOISE.

         Tenant acknowledges that Landlord has informed Tenant that noise produced by aircraft using Metropolitan Oakland International Airport ("Airport") which adjoins the Business Park may be heard at the Building of which the Premises form a part. Tenant further acknowledges that Landlord has informed Tenant that the real property on which the Building and the Premises are located is subject to a recorded Noise Easement and Release whereby the owners of the Airport are released from any claims or law suits for damages by any persons using the property, including Tenant, with respect to Airport operations, including aircraft related noise. Tenant shall indemnify and hold Landlord harmless from any and all claims, damages, causes of action or liability, including legal fees and costs, arising from or in any way related to aircraft-related noise perceived by Tenant, its employees, agents or invitees at the Premises or in any way connected with the Premises.

26. GENERAL.

         26.1 Captions. With the exception of Section 1, the captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

         26.2 Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.

         26.3 Time. Time is of the essence for the performance of each term, condition and covenant of this Lease.

         26.4 Separability. If one or more of the provisions contained herein' except for the payment of Rent, is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

         26.5 Choice Of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

         26.6 Gender; Singular, Plural. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

         26.7 Binding Effect. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

         26.8 Waiver. The waiver by Landlord or Tenant of any breach of any term, condition or covenant of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by Landlord or Tenant.

         26.9 Entire Agreement. This Lease is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

         26.10 Authority. If Tenant or Landlord is a corporation or a partnership, Tenant or Landlord as the case may be, represents and warrants that each individual executing this Lease on behalf of Landlord or Tenant, as the case may be, is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease. The failure of Tenant to deliver the same to Landlord within seven
(7) days of Landlord's request therefore shall be deemed a default under this Lease.

         26.11 Recording. Neither party shall record this Lease nor a short form memorandum thereof.

         26.12 Force Majeure. Any construction, repairs or rebuilding of any building, improvement or other structure herein shall be excused or postponed for the duration of delay occasioned by the other party (including, without limitation, delays caused by change orders requested or required by Tenant and delays in Tenant's approval of Plans and Specifications), strikes, threats of strikes, blackouts, war, threats of war, acts of God, violent action of the elements, fire, act or regulations of or obtaining of any necessary permits or approvals from any governmental authority, impossibility of obtaining materials or energy, earthquakes, or other matters beyond the reasonable control of the obligated party.

         26.13 Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only and not a renewal hereof or any extension for any further term, and in such case, Monthly Base Rent shall be payable at a rate equal to one hundred fifty percent (150%) of the Monthly Base Rent in effect at the time of expiration, and such month-to-month tenancy shall be subject to every other term, covenant and agreement of this Lease.

         26.14 Quiet Enjoyment. Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

27.      ACCEPTANCE.

         Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon approval by Holder, execution hereof by Landlord and delivery of a signed copy to Tenant.

28.      LANDLORD'S CONDITION.

-Deleted-

29. BROKERS.

         Landlord and Tenant warrant and represent, each to the other, that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease except for the broker(s) named in Section 1.17 and that they know of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant agrees to defend, indemnify and hold harmless Landlord and its agents, partners, officers and employees from and against any and all liabilities or expenses, including attorneys' fees and costs, arising out of or in connection with claims made by any other broker or individual for commissions or fees resulting from Tenant's execution of this Lease.

30.      EXHIBITS.

All exhibits, amendments, riders and addendums attached hereto are hereby incorporated within this Lease.

         EXHIBIT A The Premises and Building Plan

         EXHIBIT B Work Letter Agreement

         EXHIBIT C Commencement Date Memorandum

         EXHIBIT D Rules & Regulations

         EXHIBIT E Tenant Sign Design Guidelines

         EXHIBIT F List of Materials

         EXHIBIT G  Disbursement Agreement

31.      APPROVALS.

         Whenever this Lease requires an approval, consent, designation, determination or judgment by either Landlord or Tenant, such approval, consent, designation, determination or judgment shall not unreasonably be withheld or delayed, and in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

32.      REASONABLE EXPENDITURES.

         Tenant has requested and Landlord has agreed to reimburse Tenant for $40,000 for previously incurred legal and architectural expenses and for up to an additional $10,000 in anticipated future expenses related to this Lease. As to the $40,000 in expenses previously incurred, $20,000 shall be paid upon the receipt by Landlord of the first construction draw request pursuant to the Work Letter and the remaining $20,000 shall be paid upon Tenant taking occupancy of the Premises. As to the prospective $10,000, said amount shall be available to reimburse Tenant for its future legal expenses related to the consummation of the Lease, upon presentation of copies of invoices received by Tenant from its attorneys detailing such legal expenses.

         Such expenditures, and any other expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

33.      TITLE INSURANCE.

         Tenant shall have the option to terminate this Lease if, despite having used its best efforts, it has not obtained at its expense a leasehold title insurance policy reasonably acceptable to Tenant on or before October 31, 1992.

This Lease is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.

LANDLORD                            TENANT

COMMERCIAL CENTER BANK,             URNOTECH CALYPTE
a California corporation            BIOMEDICAL CORPORATION,
                                    a California corporation


By:  [Signature]                    By: /s/ David J. Robison
    -----------------------------       -----------------------------
         Its: Sr. V.P.                      Its: President and Chief
              -------------------                Executive Officer
                                                 --------------------

By: /s/ DON BRUNER
    -----------------------------
         Its: Vice President
              -------------------

                                   EXHIBIT A


        [DIAGRAM OF TECHNOLOGY CENTER AT HARBOR BAY BUS. & RESEARCH PARK]

                                   EXHIBIT B



                                  WORK LETTER



         This Work Letter (the "Agreement") is made part of that Lease dated
for reference purposes as of               , 1992 (the "Lease") by and between
Commercial Center Bank, a California corporation ("Landlord"), and Urnotech Calypte Biomedical Corporation, a California corporation ("Tenant"). Landlord and Tenant agree that the following terms are part of the Lease:

         1. Purpose Of Improvement Agreement: The purpose of this Agreement is to set forth the rights and obligations of Landlord and Tenant with respect to the construction of the Tenant Improvements and Tenant's Work (as defined in paragraph 8).

         2. Definitions: As used in this Agreement, the following terms shall have the following meanings, and terms which are not defined below, but which are defined in the Lease and used in this Agreement, shall have the meanings ascribed to them by the Lease:

                 A. Architect: The term "Architect" shall mean the architect selected by Tenant and approved by Landlord, which architect shall be retained by Tenant for architectural, engineering, and construction management and consultant purposes in connection with the Premises.

                 B. Code-Mandated Work: The term "Code-Mandated Work" shall mean all changes, repairs and upgrades to the Building, Common Area or Project required to comply with existing applicable Laws, including seismic, energy, life safety and handicapped access Laws, which shall be performed at Landlord's sole cost, except for any improvements to the Premises (which for the purpose of this definition of "Code-Mandated Work" shall include those portions of the Building enclosing the Premises) required because of the construction of the Tenant Improvements.

                 C. Final Cost Estimate: The term "Final Cost Estimate" shall mean the estimate of the total Tenant Improvements Costs prepared and approved by Landlord and Tenant in accordance with this Agreement, and based upon the Final Tenant Improvement Plans (as defined in paragraph 4C), as modified by change orders issued in accordance with this Agreement.

                 D. Preliminary Cost Estimate: The term "Preliminary Cost Estimate" shall mean an estimate of Tenant Improvement Costs prepared and approved by Landlord and Tenant in accordance with this Agreement, and based upon initial or revised preliminary plans and specifications for the Tenant Improvements.

                 E.         Substantial Completion and Substantially Complete:
The terms "Substantial Completion" and "Substantially Complete" shall each mean the date when all of the following have occurred with respect to the Tenant
Improvements: (i) the construction of the Tenant Improvements has been substantially completed in accordance with the requirements of this Lease; (ii) the Architect shall have executed a certificate or statement representing that the Tenant Improvements have been substantially completed in accordance with the plans and specifications therefor; (iii) all utilities to be supplied to the Premises are hooked up and available for use by Tenant; (iv) the Building Department of the City of Alameda has completed its final inspection of the Tenant Improvements and has "signed off" the building inspection card approving such work as complete; and (v) a temporary Certificate of occupancy has been issued and the Premises may be legally occupied. Provided, however, if one or more of the foregoing conditions cannot be satisfied because of Tenant's failure to obtain the approval by the Alameda County Health Department of Tenant's Hazardous Materials Management Plan, and such failure results in the date Substantial Completion otherwise would have been achieved being delayed by more than thirty (30) days, then each such condition shall be deemed to have been satisfied as of the date it would otherwise have been satisfied except for such failure, so long as Landlord demonstrates to Tenant's reasonable satisfaction the date each such condition would have been satisfied except for such failure.

                 F. Tenant Improvement Allowance: The term "Tenant Improvement Allowance" shall mean the sum of Eight Hundred Nine Thousand Three Hundred Ninety-Three Dollars ($809,393) ($39.85 per square foot of rentable area in the Premises).

                 G. Tenant Improvements: The term "Tenant Improvements" shall mean all materials, improvements and fixtures installed in the Premises to the extent such improvements are not Code-Mandated Work and are specified on the Final Tenant Improvement Plans (as hereinafter defined), but excluding from the definition of "Tenant Improvements" materials installed by Landlord or TI Contractor pursuant to this Agreement but supplied by Tenant and the cost of which was borne by Tenant over and above the Tenant Improvement Costs.

                 H. Tenant Improvement Costs: The term "Tenant Improvement Costs" shall mean the lesser of (a) the Final Cost Estimate, or (b) the total of the following: (i) payments to the TI Contractor (as defined in paragraph 5A) and its subcontractors for labor and materials furnished for construction of the Tenant Improvements pursuant to any construction contract for the Tenant Improvements which is entered into pursuant to the terms of this. Agreement; (ii) reasonable fees paid by Landlord to engineers and other construction professionals (other than employees of Landlord) for services required in connection with the design and construc-tion of the Tenant Improvements; (iii) utility connection charges; (iv) the amounts paid to governmental authorities or agencies for inspections and issuance of building permits and approvals for the Tenant Improvements (but not that portion of such amounts applicable to, or based on the value of the Building shell). In no event shall Tenant Improvement Costs include (i) charges and expenses for changes to the Final Tenant Improvement Plans, which have not been approved by Tenant; (ii) wages, labor and overhead for overtime and premium time, unless approved in advance by Tenant in writing (and then not to exceed the amount so approved by Tenant); (iii) additional costs and expenses incurred on account of any contractor's or subcontractor's default or construction defects, the negligent act or omission or willful misconduct of Landlord or its agents or employees, or Landlord's breach of the Lease; (iv) principal, interest and fees for construction or permanent financing; (v) management or other general overhead costs incurred by Landlord; (vi) bond premiums; (vii) costs for which Landlord has a right of reimbursement from others (including, without limitation, insurers and warrantors); (viii) costs incurred as a result of delays caused by the acts or omissions of Landlord or its employees, agents, contractors or subcontractors; (ix) any cost or expense which is not required to be incurred in order to complete construction of the Tenant Improvements; (x) any cost associated with a casualty or act of God; or
(xi) Code-Mandated Work. All of the costs and expenses described in the preceding sentence shall be the sole obligation of Landlord. The total amount to be included in Tenant Improvement Costs for profit and overhead charged by the TI Contractor shall not exceed in the aggregate eight (8) percent (8%) of the lesser of (a) the cost of labor and materials incorporated in the Tenant Improvements under the construction contract entered into by Landlord and TI Contractor pursuant to this Agreement, or (b) the Final Cost Estimate approved by Tenant pursuant to this Agreement.

         3. Schedule of Performance: Landlord and Tenant desire to cause the Tenant Improvements to be Substantially Completed by the November 15, 1993 (the "Anticipated Commencement Date"). The Anticipated Commencement Date is based upon information gathered and estimates made by Landlord. once Tenant's Requirements (as defined in paragraph 4A) are established, the Anticipated Commencement Date may be subject to modification based upon Architect's input, and thereafter the "Anticipated Commencement Date" shall be deemed to be the date recommended by Architect and approved in writing by Landlord and Tenant. Achieving Substantial Completion of the Tenant Improvements by the Anticipated Commencement Date requires that certain objectives be met within certain time periods. Set forth in this paragraph is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations regarding the construction of the Tenant Improvements (the "Schedule of Performance") that must be adhered to in order to achieve Substantial Completion of the Tenant

Improvements by the Anticipated Commencement Date. Landlord and Tenant agree that the following Schedule of Performance may be subject to modification based upon Architect's input after preparation of the Preliminary Tenant Improvement Plans (as defined in paragraph 4A), and that the Schedule of Performance shall be deemed amended to incorporate the time periods recommended by Architect and approved in writing by Landlord and Tenant. Landlord and Tenant shall each be obligated to use reasonable efforts to perform their respective obligations within the time periods set forth in the Schedule of Performance (as the same may be modified) and elsewhere in this Agreement; provided, however, that the time periods for such performance shall be extended by events constituting causes beyond the reasonable control of the party obligated to perform. The parties acknowledge that the Schedule of Performance is only an estimate of the time needed to complete certain stages of the construction process, and the failure of either party to accomplish any step in the process set forth in the Schedule of Performance shall not constitute a default by either party unless such failure constitutes a breach of the obligation of a party to use reasonable efforts to perform its obligations within the time periods set forth in the Schedule of Performance and elsewhere in this Agreement. Tenant shall be responsible for the timeliness of Architect's performance, and Landlord shall be responsible for the timeliness of TI Contractor's performance. Tenant shall use reasonable efforts to cause Architect to perform its obligations within the time periods set forth in the Schedule of Performance and in accordance with the provisions of this Agreement.

           Action                                                                 Responsible
           Items                                Due Date                             Party
           -----                                --------                             -----
A.    Delivery to                        Within thirty (30) days                     Tenant
      Landlord and                       after satisfaction of the
      Architect of                       condition referred to above
      Tenant's Preliminary
      Improvement
      Requirements

           Action                                                                 Responsible
           Items                                Due Date                             Party
           -----                                --------                             -----
B.    Meeting(s)                         Within seven (7) days after                 Landlord,
      with Tenant,                       delivery of Tenant's                        Tenant and
      Landlord and                       Preliminary Improvement                     Architect
      Architect to                       Requirements
      Develop Preliminary
      Space Plan based on
      Tenant's Requirements

C.    Delivery to                        Within fourteen (14) days                   Architect
      Landlord of                        after the conclusion of the
      Preliminary                        Preliminary Space Plan
      Tenant                             Meeting(s)
      Improvement
      Plans

D.    Approval by                        Within seven (7) days after                 Landlord
      Landlord of                        Landlord receives
      Preliminary                        Preliminary Tenant
      Tenant                             Improvements Plans
      Improvement
      Plans

E.    Delivery to                        Within fourteen (14) days                   Landlord
      Tenant of                          after approval by Landlord
      Preliminary                        of Preliminary Tenant
      Cost Estimate                      Improvements Plans

F.    Approval by                        Within fourteen (14) days                   Tenant
      Tenant of                          after Tenant receives
      Preliminary                        Preliminary Cost Estimate
      Cost Estimate

G.    Delivery to                        Within forty-two (42) days                  Architect
      Landlord of                        after approval of Preliminary
      Working                            Cost Estimate
      Drawings

H.    Approval by                        Within fourteen (14) days                   Tenant and
      Landlord of                        after Landlord receives                     Landlord
      Final Tenant                       working drawings
      Improvement
      Plans

I.    Delivery to                        Within twenty-one (21) days                 Landlord
      Tenant of                          after approval by Landlord
      Final Cost                         of Final Tenant Improvement
      Estimate                           Plans

           Action                                                                 Responsible
           Items                                Due Date                             Party
           -----                                --------                             -----
J.    Approval by                        Within twenty-one (21) days                 Tenant
      Tenant of                          after Tenant receives Final
      Final Cost                         Cost Estimate
      Estimate or
      notification
      to Landlord by
      Tenant of
      requirement to
      rebid portions
      of the Tenant
      Improvement
      work

K.    Landlord                           Within fourteen (14) days                   Landlord
      rebids Tenant                      after Tenant requests rebid
      Improvement
      work, if
      required and
      submits
      revised Final
      Cost Estimate
      to Tenant

L.    Apply for                          Upon approval of Final                      Landlord
      Building                           Tenant Improvement Plans
      Permit                             and Final Cost Estimate or,
                                         if applicable, the revised
                                         Final Cost Estimate

M.    Obtain                             Within fifty-six (56) days                  Landlord,
      building                           after applying for Building                 Tenant and
      permit for                         Permit                                      Architect
      Tenant
      Improvements

N.    Commencement                       Upon issuance of the                        Landlord
      of construction                    building permit
      of Tenant
      Improvements

O.    Substantial                        Within one hundred forty-                   Landlord
      Completion of                      seven (147) days after the
      Tenant                             commencement of
      Improvements                       construction of the Tenant
                                         Improvements


         4. Construction of Tenant Improvements: Landlord shall construct the Tenant Improvements in accordance with the following:

                 A. Development and Approval of Preliminary Tenant Improvement Plans: On or before the due date specified in the Schedule of Performance, Tenant shall furnish to Landlord and Architect preliminary information concerning Tenant's requirements for the Tenant Improvements, and shall first meet with Landlord and Architect at the time specified in the Schedule of Performance to establish preliminary room sizes and locations; partition locations, sizes and type; door locations, size and swings; room dimensions; location of electrical and telephone outlets; location and extent of floor loading and floor openings; any special air conditioning, plumbing, or electrical needs in excess of Landlord's standards for the Building; location and description of cabinet work and millwork; and any architectural detailing, lighting, wall, ceiling or floor covering requirements in excess of Landlord's standards for the Building ("Tenant's Requirements") and to develop a preliminary space plan based on Tenant's Requirements. On or before the due date specified in the Schedule of Performance, Architect shall prepare and deliver to Landlord for its review and approval preliminary plans for the Tenant Improvements (the "Preliminary Tenant Improvement Plans"). On or before the due date specified in the Schedule of Performance, Landlord shall either approve the Preliminary Tenant Improvement Plans or notify Tenant and Architect in writing of its specific objections to the Preliminary Tenant Improvement Plans and its proposed modifications to such plans. If Landlord does not approve the Preliminary Tenant Improvement Plans, the parties (and Architect if Tenant so elects) shall meet and confer to develop Preliminary Tenant Improvement Plans that are acceptable to both Landlord and Tenant within five
(5) business days after Landlord has notified Tenant of its objections.

                 B. Preliminary Cost Estimate: On or before the due date specified in the Schedule of Performance, Landlord shall prepare and deliver to Tenant a Preliminary Cost Estimate. On or before the due date specified in the Schedule of Performance, Tenant shall either approve such cost estimate or notify Landlord in writing of its specific objections to the cost estimate, or its proposed modifications to the Preliminary Tenant Improvement Plans to reduce costs. If Tenant so objects or proposes modifications, the parties (and Architect if Tenant so elects) shall meet and confer to develop a Preliminary Cost Estimate or changes to the Preliminary Tenant Improvement Plans to reduce costs that is/are acceptable to both Landlord and Tenant within five (5) business days after Tenant has notified Landlord of its objections and to incorporate such resolution into the Preliminary Tenant Improvement Plans and/or Preliminary Cost Estimate.

                 C. Development and Approval of Final Tenant Plans: Once the Preliminary Tenant Improvement Plans have been approved by Landlord and Tenant (including all changes made to reduce costs or to resolve Landlord's objections approved by Landlord and Tenant pursuant to subparaqraphs 4A or 4B), Architect shall complete and submit to Landlord for its approval final working drawings for the Tenant Improvements by the due date specified in the Schedule of Performance. Landlord shall approve the final working drawings for the Tenant Improvements or notify Tenant and Architect in writing of its specific objections and proposed modifications by the due date specified in the Schedule of Performance. If Landlord does not approve the final working drawings for the Tenant Improvements, the parties (and Architect if Tenant so elects) shall meet and confer to reach agreement upon final working drawings for the Tenant Improvements within five (5) business days after Landlord has notified Tenant and Architect of its objections and to incorporate such resolution into the Final Tenant Improvement Plans. The final working drawings so approved by Landlord and Tenant (including all changes made to reduce costs pursuant to subparagraph D or to resolve Landlord's objections approved by Landlord and Tenant) are referred to herein as the "Final Tenant Improvement Plans".

                 D. Final Cost Estimate: on or before the due date specified in the Schedule of Performance, Landlord shall prepare and deliver to Tenant the Final Cost Estimate. If Landlord so elects, Landlord may include in the Final Cost Estimate any costs for overtime and/or premium time that Landlord reasonably believes shall be required in order to complete the Tenant Improvements on or before the due date specified in the Schedule of Performance, and if Landlord does so, it shall specify in reasonable detail the reasons why such costs are required. On or before the due date specified in the Schedule of Performance, Tenant shall either approve such cost estimate and the amount of overtime and/or premium time specified therein by Landlord, or notify Landlord in writing of its specific objections to the cost estimate and/or the amount of overtime and/or premium time, or its proposed modifications to the Final Tenant Improvement Plans to reduce costs, or to the Schedule of Performance to eliminate the need for overtime and/or premium time. If Tenant so objects or proposes modifications, the parties shall meet and confer to develop the Final Cost Estimate or changes to the Final Tenant Improvement Plans to reduce costs or changes to the Schedule of Performance to eliminate the need for overtime and/or premium time, that is/are acceptable to both Landlord and Tenant, within five (5) business days after Tenant has notified Landlord of its objections and to incorporate such resolution into the Final Tenant Improvement Plans, Schedule of Performance and/or Final Cost Estimate. If Tenant believes that the Final Cost Estimate is incorrect because of a substantial increase in a particular subcontractor's bid, or the addition of a new material item of work, or a new subcontract, it may require that all or any portion of the work to be performed by the applicable subcontractors be resubmitted for competitive bid, by notice to Landlord specifically identifying those items to be rebid and Tenant's objective in requiring such rebid.

                 E. Building Permit: As soon as the Final Tenant Improvement Plans and Final Cost Estimate have been approved by Landlord and Tenant, Landlord shall apply for a building permit for the Tenant Improvements, and shall diligently prosecute to completion such approval process.

                 F. Commencement of Tenant Improvements: On or before the due date specified in the Schedule of Performance, Landlord shall commence construction of the Tenant Improvements and shall diligently prosecute such construction to completion, using all reasonable efforts to achieve Substantial Completion of the Tenant Improvements by the Anticipated Commencement Date.

         5. Construction Contract: The following shall govern the manner in which the construction contract shall be let by Landlord for the construction of the Tenant Improvements:

                 A. Landlord shall engage as general contractor to construct the Tenant Improvements a contractor selected by Landlord and approved in writing by Tenant (the "TI Contractor"). Prior to the execution of a construction contract with the TI Contractor, Landlord shall furnish the proposed contract to Tenant, for its written approval. The construction contract shall require either: (i) the TI Contractor to provide a payment and performance bond for construction of the Tenant Improvements in accordance with the Final Cost Estimate; or (ii) the TI Contractor to obtain from each subcontractor furnishing labor under such contract a payment and performance bond for construction of that portion of the Tenant Improvements covered by each such subcontract (or by all such subcontractors performing a material portion of the work, subject to the reasonable approval of Tenant and Landlord's construction lender), in which case the TI Contractor shall provide a completion guaranty (in form and substance reasonably satisfactory to Tenant and Landlord's construction lender) with respect to the TI Contractor's performance under the TI Contract to the extent not covered by the bonds provided by subcontractors.

                 B. All subcontractors for the Tenant Improvements shall be chosen by a competitive bid process where (i) Tenant shall have the right to approve subcontractors who bid on specific parts of the job, (ii) the subcontract shall be awarded to the lowest responsible bidder unless Landlord and Tenant otherwise agree, and (iii) Tenant shall have the right to cause a subcontract to be rebid if Tenant does not approve the low bid. Tenant shall have a right to review and approve all bid documents prior to submission to subcontractors and all subcontractors' bids.

         6. General Design and construction obligations: The following shall govern the construction of the Tenant Improvements:

                 A. During the course of construction, Landlord shall arrange for all inspections of the progress of the construction of the Tenant Improvements by all authorities having jurisdiction over such construction required in order to obtain all necessary approvals and certificates with respect to such construction. Landlord shall make available to Tenant reports' of all such inspections and the status of such approvals and certificates as well as copies thereof upon request.

                 B. Unless otherwise specifically provided in this Agreement, any approval, consent, designation, determination or judgement by either Landlord or Tenant hereunder shall not be unreasonably withheld or delayed.

                 C. At all times subsequent to the commencement of construction, Landlord shall maintain (i) insurance satisfying the requirements of Section 8.3 of the Lease and additionally (A) providing coverage in an amount that includes the Final Cost Estimate, and (B) designating Tenant as a named insured, and (ii) comprehensive general liability insurance satisfying the requirements of Section 8.2.1 of the Lease, and providing that Tenant is an additional insured. Tenant may be removed as a named insured under paragraph 6.C(i) (B) and as an additional insured under paragraph 6.C(ii) upon the later of: (a) the Commencement Date; or (b) the date a temporary Certificate of Occupancy has been issued and the Premises may be legally occupied. The insurance policies (i) shall be in a form reasonably satisfactory to Tenant,
(ii) shall be carried with a company reasonably acceptable to Tenant, (iii) shall provide that each such policy shall not be subject to cancellation or change except after at least ten (10) days prior written notice to Tenant, and
(iv) shall contain a "cross liability" provision insuring Landlord and Tenant against any loss caused by the negligence of the other party. Any deductible under such policies must be approved in advance by Tenant.

                 D. Landlord shall submit to Tenant on a monthly basis an accounting of all Tenant Improvement Costs. Tenant shall have the right to audit the books, records and supporting documents of Landlord during normal business hours, after giving Landlord at least 24 hours prior notice, to the extent reasonably necessary to determine the accuracy of any accounting.
Within forty-five (45) days after Substantial Completion of the Tenant Improvements, Landlord shall render to Tenant a final and detailed accounting of all Tenant Improvement Costs paid by Landlord and Tenant, certified as true and correct by Landlord. Tenant shall have the same audit rights with respect to the final accounting as set forth above with respect to the monthly accountings. If such audit discloses that any overpayment or underpayment was made by Tenant, there shall be an adjustment between Landlord and Tenant as soon as reasonably practicable such that each shall only be required to contribute the payment of costs to the extent provided for in this Agreement.

                 E. No approval by Tenant (or its representative) of any plan or specification, or of completion of the construction work performed by Landlord, shall constitute a waiver of any item required herein (except as otherwise specifically required by this Agreement or as specifically noted as eliminated or changed in the written approval given by Tenant) , or a waiver of release of Landlord from the warranty given by it pursuant to paragraph 11 hereof.

         7. Changes to Approved Plans: Once the Final Tenant Improvement Plans have been approved by Landlord and Tenant, neither shall have the right to order extra work or change orders with respect to the construction of the Tenant Improvements without the prior written consent of the other. Landlord and Tenant understand that after Landlord's and Tenant's approval of the Final Cost Estimate and the Final Tenant Improvement Plans, changes to the working drawings may be required by governmental agencies and/or entities having jurisdiction over the Tenant Improvements. In the event any such changes are required, Landlord and Tenant shall expeditiously agree upon and issue appropriate plan revisions and change orders incorporating such required changes. Landlord shall not unreasonably withhold or delay its consent to changes or extra work proposed by Tenant. Tenant may withhold its consent, in its discretion, to any change in the Final Tenant Improvement Plans or Final Cost Estimate proposed by Landlord (unless the change is required by applicable law), it being understood between the parties that Tenant shall have broad discretion in planning the Tenant Improvements. All extra work or change orders requested by either Landlord or Tenant shall be made in writing, shall specify any added or reduced cost and/or construction time resulting therefrom, and shall become effective and a part of the Final Tenant Improvement Plans, once approved in writing by both parties. If a change order requested by Tenant results in a net increase in the cost of constructing the Tenant Improvements, Tenant shall pay the amount of such increase caused by the change order requested by Tenant at the time the change order is approved by both Landlord and Tenant, if and to the extent such change order causes the Tenant Improvement Costs to exceed Landlord's required contribution thereto.

         8. Tenant's Work. Any work not shown on the Final Tenant Improvement Plans, to be performed before the Tenant Improvements are Substantially Complete, and for which Tenant contracts separately ("Tenant's Work") shall be performed in accordance with the following provisions of this paragraph 8. The term "Tenant's Work" as used herein shall exclude the installation or delivery to the Premises of Tenant's furniture or other personal property or any of

Tenant's moveable and unattached equipment or fixtures (collectively "Tenant's Personal Property").

                 A. Tenant shall cause Architect to prepare detailed architectural drawings and specifications for Tenant's Work, and deliver the same to Landlord for its approval. Within seven (7) days after such plans are presented to Landlord, Landlord shall approve or disapprove the same. If Landlord disapproves such plans, it shall notify Tenant in writing of its specific objections and proposed modifications at the time it notifies Tenant that the plans are not approved. In such event, the parties (and Architect if Tenant so elects) shall meet and confer to reach agreement upon the plans within five (5) business days after Landlord has notified Tenant of its objections and to incorporate such resolution into the plans for Tenant's Work. Tenant shall not commence construction of Tenant's Work until all required building permits or other permits required for such work have been obtained. Notwithstanding Landlord's review and approval of Tenant's plans and specifications for Tenant's Work, or failure by Landlord to object to any such work, Landlord shall have no responsibility therefore, including but not limited to compliance with governmental regulations. After the plans and specifications for Tenant's Work have been approved by Landlord, no substantial changes shall be made thereto without the prior written consent of Landlord.

                 B. Tenant and its agents or representatives shall have a nonexclusive revocable license for access and entry to the Premises and reasonable use of Building facilities (including any facilities for storage and protection of construction materials) to the same extent and upon the same terms and conditions as facilities are available to the subcontractors of the TI Contractor, for the purpose of enabling Tenant to (i) adapt the Premises for Tenant's use, (ii) construct or install Tenant's Work, and (iii) deliver and instill Tenant's Personal Property.

                 C. The entry into the Premises or the Building by Tenant or its agents or representatives for any purpose before the Commencement Date shall be subject to all the terms and conditions of the Lease (other than the payment of Monthly Base Rent or Additional Rent), including but not limited to Tenant's indemnity obligations. Certificates of insurance as required by the Lease shall be delivered before the start of Tenant's Work. All of Tenant's materials, work, installations and decorations of any nature brought on or installed in the Premises before the Commencement Date shall be at Tenant's risk, and neither Landlord nor any party acting on behalf of Landlord shall be responsible for any damage thereto or loss or destruction thereof, except to the extent of such party's negligence or willful misconduct.

                 D. Tenant shall conduct its work in the Premises in such a manner as to maintain harmonious labor relations so as not to interfere with or delay the work of the TI Contractor. If at any time, entry or work by Tenant or its agents or representatives shall cause any disharmony or interference with work performed by or under the direction of TI Contractor, the license granted in subparagraph 8B may be withdrawn on 48 hours written notice to Tenant; provided, however, that the license granted in that subparagraph shall be reinstated as soon as reasonably practicable, so long as Tenant's re-entry in the Premises does not interfere with TI Contractor's construction activities in the Premises.

                 E. All of Tenant's Work shall be performed by persons reasonably acceptable to and approved by Landlord in writing, which persons shall employ means to insure, insofar as may be reasonably possible, the progress of Tenant's Work without interruption on account of strikes, work stoppage or similar causes for delay, and Tenant shall pay for the repair, replacement or cleanup of any damage done by them to the Building or to other contractor's work.

                 F. Tenant shall advise Landlord in writing not less than ten (10) days before the date upon which Tenant's Work will commence, in order to permit Landlord to post appropriate Notices of Nonresponsibility. Any final hook-up or final connection of Tenant's Work to the plumbing, electrical or other utility systems serving the Premises shall be performed by the TI Contractor. Subject to the foregoing, Tenant shall cause a Notice of Completion to be recorded promptly following completion of Tenant's Work. Tenant shall provide Landlord with releases of mechanic's and materialmen's liens from Tenant's contractor and all subcontractors, materialmen and other persons who may be entitled to assert mechanic's or materialmen's liens with respect to any portion of Tenant's Work, and shall hold Landlord harmless from any such claim, asserted claims or liens.

         9. Delay in Completion Caused by-Tenant: The parties hereto acknowledge that the date on which Tenant's obligation to pay the Base Monthly Rent and the Additional Rent would otherwise commence may be delayed because of written change orders requested by Tenant and approved by Landlord after completion and approval of the Final Tenant Improvement Plans and Final Cost Estimate. It is the intent of the parties hereto that the commencement of Tenant's obligation to pay the Base Monthly Rent and all Additional Rent not be delayed by any such change order, and in the event it is so delayed, the date Tenant's obligation to pay the Base Monthly Rent and all Additional Rent shall commence shall be advanced by one (1) day for each day of actual delay in Substantial Completion caused by any such change order (but not to exceed the number of days of delay specified in the written change order).

         10.     Delivery of Possession, Punch List, and Acceptance Agreement:
As soon as the Tenant Improvements are Substantially Completed, Landlord and Tenant shall together inspect the Tenant Improvements. After such inspection has been completed, each party shall sign an acceptance agreement which shall
(i) include a list of all "punch list" items which the parties agree are to be corrected by Landlord and (ii) shall state the Commencement Date and the rentable area of the Premises. Landlord shall use reasonable efforts to complete and/or repair such "punch list" items within thirty (30) days after executing the acceptance agreement.

         11. Standard of Construction and Warranties: Landlord hereby makes the following warranties:

                 A. Landlord warrants that all materials and equipment included in the Tenant Improvements shall conform to all CC&R's and all Laws.

                 B. Landlord warrants that the Tenant Improvements shall be constructed in a good and workmanlike manner substantially in accordance with the Final Tenant Improvement Plans (as modified by change orders approved by Landlord and Tenant), all CC&R's, all Laws, and all requirements of Tenant's insurer. All materials and equipment furnished shall be new, of good quality, and installed in accordance with the vendor's or manufacturer's specifications, instructions and requirements.

                 C. Landlord warrants that all materials and equipment furnished by it shall be fully paid for and be free of liens or chattel mortgages.

                 D. Once Landlord is notified in writing of any breach of the above-described warranty, Landlord shall promptly commence the cure of such breach and complete such cure with diligence at Landlord's sole cost and expense.

         12. Payment of Improvement Costs: The Tenant Improvement Costs shall be paid as follows:

                 A. Tenant Improvement Allowance: Landlord shall apply the full amount of the Tenant Improvement Allowance to the Tenant Improvement Costs. All other costs payable by Landlord pursuant to this Agreement (including without limitation those costs payable solely by Landlord pursuant to subparagraph 2.H and any Tenant Improvement Costs in excess of the Final Cost Estimate that are not the responsibility of Tenant pursuant to paragraph
7) shall be paid directly by Landlord. Tenant Improvement Costs in excess of the Tenant Improvement Allowance shall be paid by as provided in subparagraph B below; and

                 B. Payment of Excess Tenant Improvement Costs: If the Final Cost Estimate exceeds the Tenant Improvement Allowance, Tenant shall be obligated to pay approved Tenant Improvement Costs (not to exceed the Final Cost Estimate approved by Tenant in writing) in excess of the Tenant Improvement Allowance ("Tenant's Share"). The balance of the Tenant Improvement Costs (except for amounts payable by Tenant for change orders as described below) is hereinafter referred to as "Landlord's Share." Tenant shall deposit, prior to commencement of construction of the Tenant Improvements, one hundred percent (100%) of Tenant's Share with Landlord, on condition that Landlord has signed and delivered to Tenant the agreement attached hereto as Schedule 1, and incorporated herein by this reference (the "Disbursement Agreement").
Landlord's Share shall be made available by Landlord, and Landlord's Share and Tenant's Share shall be held and disbursed by Landlord, on a pro rata basis, as set forth in the Disbursement Agreement. In this regard, the parties acknowledge that payments shall be made to the TI Contractor on a progress payment basis, but that no such payments (until the final payment) shall exceed ninety percent (90%) of the portion of the Tenant Improvement Costs allocated to the work performed and labor and materials furnished, as shown by the applicable request for payment and not shown in any prior request. To determine the amount of any such progress payment payable with Tenant's funds, ninety percent (90%) of the amount requested shall be multiplied by the percentage derived by dividing Tenant's Share by the Final Cost Estimate. Landlord shall disburse such amount and Landlord's Share of the progress payment in accordance with the provisions of the Disbursement Agreement. As an example of the foregoing, if the total Final Cost Estimate is $1,000,000, and assuming the Tenant Improvement Allowance is $600,000, Tenant Share of the Tenant Improvement Costs would be $400,000. Assuming further a progress payment request from the TI Contractor in the amount of $100,000, the amount of the progress payment payable with Tenant's funds would be $36,000 ($400,000 divided by $1,000,000 = 40%. $100,000 x 90% =
$90,000. $90,000 x 40% = $36,000), and the balance of the payment would be made with Landlord's funds. If, at any time following Tenant's initial deposit with Landlord, the Tenant Improvement Costs increase because of change orders approved by Tenant as provided for herein, then Tenant shall deposit with Landlord, at the time and to the extent required under paragraph 7 hereof, the amounts payable by Tenant with respect to such change order. Disbursements to the TI Contractor for change order payments for which Tenant is responsible shall be made entirely from funds deposited with Landlord by Tenant. This Agreement and the Lease are conditioned upon execution of the Disbursement Agreement by Landlord concurrently with the execution of the foregoing agreements, and by Landlord within 15 business days after this Agreement and the Lease are signed by Landlord and Tenant. If such condition is not satisfied within such period, Tenant shall, within ten (10) business days thereafter, either waive such condition or notify

Landlord of the termination of the Lease and this Agreement. Landlord shall use its best efforts to cause the foregoing condition to be satisfied.

                 C. Application of Excess Allowance: In the event the Tenant Improvement Costs are less than the Tenant Improvement Allowance, Tenant may elect to have the balance of the Tenant Improvement Allowance applied to
(i) the cost of Tenant's Work, and/or (ii) fees paid by Tenant to architects, space planners, designers, inspectors and other construction professionals in connection with the Tenant Improvements and/or Tenant's Work.

         13. Dispute Resolution: Landlord and Tenant agree that in resolving any issue concerning which they are obligated to meet and confer under the provisions of this Agreement, or any other dispute that may arise during the course of construction of the Tenant Improvements or Tenant's Work, they shall both (i) act reasonably and in good faith, (ii) devote such time and resources as are reasonably necessary to resolve the issue in dispute in an expeditious manner, and (iii) apply the standards set forth in this Agreement to resolve the matter. The "standards set forth in this Agreement" to be applied by Landlord and Tenant to resolve objections pursuant to subparagraphs 4A, 4B, 4C, 4D and 8A shall be (i) that Tenant shall be permitted freedom in interior design and layout of the Premises, so long as the Tenant Improvements (or Tenant's Work with respect to subparagraph 8A) necessary to meet Tenant's Requirements will (A) be consistent with Landlord's current "as-built" plans and specifications, and basic building plans and specifications for the HVAC, mechanical, electrical and plumbing components of the Building as they relate to the Premises, (B) comply with applicable building codes, and (C) not adversely affect the structural integrity of the Building or the operation of the Building's electrical or mechanical systems, (ii) any plans or specifications that have been previously approved by Landlord and Tenant, (iii) the requirement that at each stage of development, the plans and specifications in question are to be the logical and reasonable evolution and development of plans and specifications previously approved by Landlord and Tenant, (iv) Landlord and Tenant are obligated to act reasonably and in good faith, and (v) unless there is an agreement to the contrary, Landlord and Tenant have agreed that the improvement requirements of each shall be evaluated in accordance with custom prevailing in Alameda County for the development of comparable facilities. Landlord and Tenant acknowledge their intent to promptly and reasonably resolve all disputes so as to cause the Tenant Improvements to be Substantially Completed in an expeditious manner.

         14. Effect of Agreement: In the event of any inconsistency between this Agreement and the Lease or any other exhibit attached to the Lease, the terms of this Agreement shall prevail.


LANDLORD:                                  TENANT:

COMMERCIAL CENTER BANK, a                  URNOTECH CALYPTE BIOMEDICAL
California corporation                     CORPORATION, a California
                                           corporation

By: /s/________________________            By: /s/ _________________________

         Its: SR. V.P.                     Title: __________________________
             __________________

By: /s/ Don Bruner                         Dated: __________________________
    ___________________________

         Its: Vice President
              _________________

                                   EXHIBIT C

                          COMMENCEMENT DATE MEMORANDUM

       This Acknowledgement is made as of                   with reference to
that certain Lease Agreement (hereinafter referred to as the "Lease") dated
                                                     , by and between
Harbor Bay Isle Associates, a California General Partnership ("Landlord"), and
                                                                              ,
("Tenant").

         The undersigned hereby confirms the following:

         1.      That the Tenant accepted possession of the Premises (as
described in said Lease) on                     , and acknowledges that the
Premises are as represented by Landlord and in good order, condition and repair; and that the improvements, if any, required to be constructed for Tenant by Landlord under this Lease have been so constructed and are satisfactorily completed in all respects, excepting, if applicable, minor punch-list items.

         2. That all conditions of said Lease have been satisfied and that Landlord has fulfilled all of its obligations.

         3.    That in accordance with the provisions of Section 3 of said
Lease, the Commencement Date of the Term is                , and that, unless
sooner terminated, the original Term thereof expires on                      .

         4. That said Lease is in full force and effect and that the same represents the entire agreement between Landlord and Tenant concerning said Lease.

         5. That there are no existing defenses which Tenant has against the enforcement of said Lease by Landlord, and no offsets or credits against rentals.

         6.      That the rental obligation of said Lease as set forth in
Section 4.1 of said Lease is presently in effect, including all rentals, charges and other obligations on the part of Tenant under said Lease.

         7. That the undersigned Tenant has not made any prior assignment, hypothecation or pledge of said Lease or of the rents thereunder.

                                    TENANT:



                                    By
                                        --------------------------------------
                                        Signature

                                        --------------------------------------
                                        Name: Please Print

                                        --------------------------------------
                                        Title

                                        --------------------------------------
                                        Company

                                   EXHIBIT D

                 LANDLORD'S RULES AND REGULATIONS (OFFICE/FLEX)

                            HARBOR BAY BUSINESS PARK

1.       SIGNS

         No sign, placard, picture, advertisement, curtain, shade or window covering, name or notice shall be installed on any part of the outside or inside of the building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. ALL approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant's expense by a person chosen or approved by Landlord.

2.       WINDOW TREATMENTS

         No curtain, blind, shade, screen, awning, hanging plant or window covering or other object shall be installed or displayed on any part of the inside or outside of the building without prior written consent of Landlord. If Landlord objects in writing to any such installation, tenant shall immediately discontinue such use and remove the item at Tenant's sole cost. Tenant shall not place anything against or near glass partitions or doors or windows which in the opinion of Landlord appear unsightly from outside the Premises.

3.       CLEANING

         A. Cleaning and janitorial services for the Premises are restricted to those provided by either Tenant, Tenant's janitorial contractor, or Landlord.

         B. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises or the Building or the Parcel upon which the building is located.

4.       SECURITY

         A. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by janitor or any other person, including maintenance personnel.

         B. Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without permission of Landlord, which shall not be unreasonably withheld.

Locks installed by Tenant shall be subordinate to the Building master key for fire protection. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant.

         C. Tenant shall close and lock the doors of Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule. Tenant assumes any and all responsibility for protecting Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

         D. Canvassing, soliciting and distribution of handbills or any other written materials, and peddling in the Building are prohibited, and each Tenant shall cooperate to prevent same.

         E. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

         F. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant will observe all posted No Smoking Areas.

5.       USE OF PREMISES

         A. Without written Landlord approval, Tenant shall not use or keep in the Premises any kerosene, gasoline or other inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or Buildings by reason of noise, odors or vibrations.

         B. No animals may be kept within or brought onto the Premises, without prior written consent of Landlord.

         C. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

         D. Tenant shall not mark or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof. Landlord reserves the right to direct where and how telephone and telecommunications wires, cables, conductors and conduit are to be introduced to the Premises. Tenant shall not cut or bore holes for wires and cables. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

         E. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

         F. The Premises shall not be used for any improper, unlawful or objectionable purpose. No cooking shall be done or permitted by Tenant in the Premises, except in a facility designed therefore and approved by Landlord. However, use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, soup, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use are in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. Outdoor cooking for social or business entertainment shall be prohibited unless approved by Landlord in advance and Tenant is adequately insured and in compliance to fire codes and other applicable governmental regulations.

6.       DELIVERIES/SHIPMENTS

         A. Tenant shall be responsible for all damage to Building or Premises caused by Tenant in any delivery activity.

         B. Delivery trucks to Premises, or goods and equipment dropped off by delivery trucks, shall not block parking spaces or ingress or egress by other vehicles in Common Area.

7.       FLOOR LOADING

         Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight.

8.       MECHANICAL EQUIPMENT, HVAC, ENERGY USE

         A. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

         B. Tenant shall not use any method of heating or air conditioning other than that supplied or approved by Landlord, or expressly permitted or required under the Lease.

9.       PARKING

         A. Tenant shall not obstruct any sidewalks, bike paths, parking areas, halls, passages, exits, entrances, elevators, or stairways of the Building. The halls, passages, exits, entrances, any elevators, and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation and interest of the Building and its tenants provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal or disruptive activities or unreasonably interfere with the use or occupancy of the Building by Landlord or tenants. No tenant and no employee or invites of any tenant shall, go upon the roof of the Building, except as necessary for maintenance purposes.

         B. Tenant's non-exclusive right to use parking spaces within the parking facilities located within the parcel on which the Building is located shall be subject to such Rules and Regulations as Landlord may, from time to time, establish.

         C. Landlord may restrict certain portions or spaces within the parking area for the exclusive use of one or more tenants of the Building, and may designate other areas to be used at large only by licensees, customers and invitees of tenants of the Building.

         D. Landlord shall have the right to require employees of Tenant to display identification badges, stickers or other markings at a place visible from the exterior of all vehicles using such parking spaces, in order to ensure that only authorized persons are using the parking areas, or designated portions thereof. At Landlord's request, Tenant shall supply Landlord with a list of all license plates of its employees who are authorized to park in the parking area.

         E. Landlord shall have the right to remove any vehicle not parked within a marked parking space, or parked in violation of any of Landlord's Rules and Regulations. In the event any vehicle so removed has been parked by an employee of Tenant, Tenant agrees to reimburse Landlord, upon demand, for the cost of such removal and any storage charges.

         F. Landlord reserves the right to designate certain parking spaces for use only by compact or small cars and all vehicles shall be parked within the lines marked upon the pavement delineating parking spaces.

         G. Parking areas shall be used solely for the parking of automobiles, motorcycles, motor driven or non-motor driven bicycles, and four-wheeled trucks or automobile sized trailers.

         H. Tenant and its employees shall observe all directional and other signs placed on or adjacent to the parking areas designating means of ingress or egress, or limiting driveways for ingress or egress of particular types of vehicles.

10.      MISCELLANEOUS

         A. Landlord reserves the right, exercisable with reasonable notice and without liability to Tenant, to change the name of the Building or Buildings and the names of the access streets connecting the buildings with Harbor Bay Parkway.

         B. Tenant shall not install any telephone, telecommunications, satellite, microwave, radio or television antenna, dish, wire, loudspeaker or other device on the roof or exterior walls of the Building, without prior written consent of Landlord. Tenant shall not interfere with telephone, telecommunications, satellite, video conferencing, microwave, radio or television broadcasting from, or reception in, the Building or elsewhere within the Business Park.

         C. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

         D. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a continuous waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

         E. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant's Lease of Premises in the Building.

         F. Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed or appropriate for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations, hereinabove stated, and any additional Rules and Regulations which are adopted.

         G. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                   EXHIBIT E

                                  TENANT SIGN
                               DESIGN GUIDELINES




                 [DIAGRAM OF SIGN LOCATION OF BLDG A, B AND C]




                                 SIGN LOCATION

                               PROJECT PLAZA SIGN


                   [DIAGRAM OF TECHNOLOGY CENTER ELEVATIONS]



                               [DIAGRAM OF PLAN]

                                   SUITE SIGN




           [DIAGRAM OF ELEVATION AND PLACEMENT OF SIGN ON STOREFRONT]

                                  TENANT SIGN




                     [DIAGRAM OF ELEVATION OF TENANT SIGN]

                               EXTERIOR DIRECTORY




                             [DIAGRAM OF DIRECTORY]

                                   EXHIBIT F


                          MATERIAL SAFETY DATA SHEETS

                               TABLE OF CONTENTS

A.
        Accutrol Chemistry Control Normal
        Acetic Acid
        Acetone
        Acrylamide
        Agarose Gel, SPE
        Albumin Standard
        Alkaline Phosphatase-Conjugated Goat anti-Human IgG + IgM p-Aminobenzyl 1-Thio-B-D-Galactopyranoside-Agarose e-Amino-n-Caprioc Acid
        3-Amino-9-Ethylcarbazole
        Ammonium Acetate Crystalline
        Ammonium Choloride
        Amphyl Detergent
        Amphyl (R) Disinfectant Deodorant Spray
        Anti-Human IgG (Whole Molecule) - Ferritin Conjugate from goat 8-Azaguanine (50X)
        2.2'-Azino-Bis (3-Ethylbenzthiazoline-6-Sulfonic Acid) Diammonium Salt

B.

        Bacdown Handsoap
        Barbital Buffer
        Barbital Free Acid Crystalline-DEA Schedule IV Item
        Barbital Sodium-DEA Schedule IV Item
        BCA Protein Assay Reagent
        Bio-Sil A and Bio-Sil HA gel (Silica gel)
        Biotin Conjugate-Monoclonal Anti-Human IgG3, Clone HP 6050, Fractionated Boric Acid ACS Reagent
        Bovine IgG
        Bovine Serum
        Bovuminar Reagent Pure Powder
        Bromphenol Blue Sodium ACS Reagent
        Buffer Solutions (Phosphate Buffers)
        pH 4.0 Standard Buffer
        pH 7.0 Standard Buffer
        pH 10.0 Standard Buffer

C.

        Calcium Acetate
        Calcium Choloride Dihydrate
        Calcium Sulfate Anhydrous
        Calcium Sulfate Dihydrate
        Carbon Dioxide
        Carbonyl Iron
        Chaps
        Chapso
        Chloroform ACS Grade
        Chloroform, Anhydrous, 99+%
        4-Chloro-1-Napthol
        Citrate Buffer Solution

C.  cont.

        Citric Acid Free Acid Monohydrate Crystalline
        Concanavalin A (from Canavalia ensiformis Type V)
        Conductivity Standard (Potassium Chloride) 10 + 100 Micromho Conductivity Standard (Potassium Chloride) 718 Micromho
        Cyanogen Bromide-Activated Sepharose 4B
        Cyclohexamide Crystalline
        Cynoff WSB Insecticide

D.

        Deoxycholic Acid Sodium
        Dichromate Acid Cleaning Solution
        Diethanolamine, 99%
        N.N.-Dimethylformamide
        Dimethyl Sulfoxide ACS Reagent (DMSO)
        2.4-Dinitrofluorobenzene (2.4-DNFB)
        2.2'-Dithiodipyridine
        Dithiothreitol Molecular Biology Reagent
        DL-Dithiothreitol Sigmal Grade Hygroscopic
        Dri-Contrad
        Drierite (Calcium Sulfate, Cobalt Chloride)
        Dulbecco's Modification of Eagle's Medium

E.

        Electrode Filling Solution
        Equine IgG
        Equine Serum
        Erada Stain
        Eriochrome Black T
        Ethanol, Doubly Denatured, Modified 3A Alcohol
        Ethanolamine Free Base
        Ethidium Bromide Aqueous Solution
        Ethyl Alcohol, Denatured
        1-Ethyl-3-(3-Dimethylaminopropyl)-Carbodiimide Hydrochloride
        Ethylenediaminetetraacetic Acid Tetrasodium Dihydrate Sigma Grade (EDTA) N-Ethylmaleimide
        Evans Blue
        Evans Blue Counterstain

F.

        Fetal Bovine Serum
        FITC Conjugate Goat anti-Mouse IgG
        FITC Conjugate Goat anti-Rabbit IgG
        FLOPC 21
        Formalin (Morbicid Acid)
        Formamide. 99% ACS Reagent

G.

        B-glactosidase Grade VIII from E. coli
        Gas Pak H2 + CO(2) Envelope
        Gentamicin Solution 50mg
        Gentamicin Sulfate Solution Hybri-Max
        Glutaraldehyde Grade II

G. cont.

        Glutaraldehyde-Phenate
        Glycerol
        Goat IgG
        Goat Serum
        Guanidine Hydrochloride Grade I
        Guanidine Thiocyanate

H.

        Haemo-Sol Powder
        Hanks' Balanced Salt Solution (1X) w/Phenol Red
        Hat Media Supplement (50X)
        Helium-4
        N-Heptane
        Human IgA (from colostrum)
        Human IgG (from serum)
        Human IgM (from serum)
        Hydrochloric Acid
        Hydrogen Peroxide 30% Solution
        N-2-Hydroxyethyl-piperazine

I.

        Isobutyric Acid
        Isopropyl Alcohol

J.

K.

L.

        Lybrol Type PX
        Lyphogel

M.

        Magnesium Chloride Hexahydrate
        M-Maleimidobenzoyl Sulfosuccinimide Ester
        2-Mercaptoethanol
        2-Mercaptoethanol Electrophoresis Reagant
        Methyl Alcohol
        Methyl Sulfoxide, Anhydrous. 99%
        Minimum Essential Media. Eagle's
        Minipax Absorbant packets. 0.5g of indicating silica gel

N.

        Nitrogen
        p-Nitrophenyl Phosphate Disodium 5 mg tablets
        Nonidet P-40
        Nystatin

O.

P.

        Penicillin-Streptomycin Solution
        Phenol. Redistilled. 99+%
        O-Phenylenediamine Dihydrochloride Tablets-carcinogen
        Phosphatase Alkaline Type VII-S
        Phosphatase Alkaline Type VII-T
        Phosphoric Acid, 85 Wt. % Solution in H(2)O
        Polyethylene Glycol Molecular Biology Reagent
        Polystyrene Uniform Latex Particles
        Polyvinylpyrrolidone
        Potassium Hydroxide Solution
        Propane
        2-Propanol
        Protein Standard (Human Serum Albumin + Globulin)
        Protein Standard Set (Bovine Serum Albumin)

Q.

R.

        Rare Earth Oxide Mixture
        Recombinant GP160
        Rez-N-Polish

S.
        Sigmacote
        Silicon Carbide (IR Window Polish)
        Sodium Acetate Molecular Biology Reagent
        Sodium Azide
        Sodium Bicarbonate ACS Reagent
        Sodium Borohydride Anhydrous
        Sodium Carbonate Anhydrous ACS Reagent
        Sodium Chloride Molecular Biology Reagent
        Sodium Chloride Sigma Grade
        Sodium Hydroxide Anhydrous Pellets
        Sodium Nitrite
        Sodium-m-Periodate
        Sodium Phosphate Monobasic, Monohydrate
        Sodium Phosphate Dibasic, Anhydrous ACS
        Sodium Phosphate Dibasic, Heptahydrate ACS
        Stabilur Tablets
        Staphene Disinfectant Spray (Aerosol)
        Streptomycin Sulfate
        Sucrose
        Sulfosuccinimidyl (4-Iodoacetyl) Aminobenzoate
        Sulfuric Acid

T.
        Temed Electrophoresis Reagent
        3.3',5.5'-Tetramethylbenzidine
        2.6,10.14-Tetramethylpentadecane
        Total Protein Reagent
        Triethanolamine Free Base
        Trizma Base Reagent Grade
        Trizma Hydrochloride Reagent Grade

U.
        Urea

V.
        Vancomycin HCI

W.
        S/P High Purity Water
        Wright Stain

X.

Y.

Z.

KITS:

        Gold Enhancement Kit
        M13 Kits and Bst Sequencing Kits
        Novapath Immunoblot HIV Assay
        Silver Stain Kit Developer Solution
        Silver Stain Silver Reagent Concentrate

                                   EXHIBIT G


                             DISBURSEMENT AGREEMENT


         THIS DISBURSEMENT AGREEMENT is entered into as of the 30th day of September, 1992, by and between Commercial Center Bank, a California banking corporation ("Landlord"), and Urnotech Calypte Biomedical Corporation, a California corporation ("Urnotech").

                              W I T N E S S E T H


         H. Urnotech and Landlord have entered into a certain lease (the "Lease"), and a work letter (the "Work Letter"), both dated September 30, 1992, covering certain space in Building B, 1265 Harbor Bay Parkway, Alameda, California, more particularly described in the Lease (the "Premises") located in and upon the real property described in Exhibit 1 attached hereto (the "Property");

         I. The Work Letter provides that Urnotech and Landlord shall each contribute to the cost of Tenant Improvements (as defined therein) for the Premises, and shall pay through Landlord their respective share (as defined hereinafter) of such costs, on a progress payment basis. Urnotech's share of approved Tenant Improvement Costs ("Urnotech's Share") is specified in the Work Letter to be an amount equal to the difference between the Final Cost Estimate and the Tenant Improvement Allowance (as those terms are defined in the Work Letter). Landlord's share of such Tenant Improvement Costs is specified in the Work Letter to be all Tenant Improvement Costs in excess of Urnotech's Share. The Work Letter provides that Landlord shall furnish as a Tenant Improvement Allowance the sum of $809,393 ($39.85 per square foot), hereinafter referred to as "Landlord's Tenant Improvement Allowance." That portion of progress payments to the TI Contractor (as defined hereinafter and in the Work Letter) payable with Urnotech's funds from Urnotech's Share pursuant to the Work Letter shall be determined by multiplying ninety percent (90%) of the requested payment by that percentage ("Urnotech's Payment Percentage") derived by dividing Urnotech's Share by the Final Cost Estimate and that portion of the progress payments to the TI Contractor payable from Landlord's Tenant Improvement Allowance shall be determined by multiplying ninety percent (90%) of the requested payment by that percentage ("Landlord's Payment Percentage') derived by dividing Landlord's Tenant Improvement Allowance by the Final Cost Estimate; and

         J. Landlord has agreed to make available Landlord's Tenant Improvement Allowance, to hold Landlord's Tenant Improvement Allowance and Urnotech's Share deposited with Landlord in separate accounts, and to disburse Landlord's Tenant Improvement Allowance and Urnotech's Share on a pro rata basis in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. Recitals. The parties agree that the foregoing recitals are true and correct and are incorporated hereby into the text of this Agreement.

         2.      Landlord's Tenant Improvement Allowance.  Landlord agrees to:
(i) place in a separate account funds in an amount equal to $809,393 representing one hundred percent (100%) of Landlord's Tenant Improvement Allowance; (ii) subject to the terms and conditions set forth hereinafter, disburse such funds for Tenant Improvement Costs pursuant to this Agreement. The account established pursuant to this paragraph 2, is hereinafter referred to as "Landlord's Account".

         3. Urnotech's Share. Urnotech agrees to deposit one hundred percent (100%) of Urnotech's Share with Landlord at least fourteen (14) days prior to the commencement of construction of the Tenant Improvements. Urnotech further agrees that, if at anytime following the deposit of Urnotech's Share with Landlord, the Tenant Improvement Costs increase because of change orders approved by Urnotech in accordance with the Work Letter, then Urnotech shall, as a condition precedent to Landlord's obligation to continue disbursements of Landlord's Payment Percentage from Landlord's Account, deposit with Landlord, at the time and to the extent required pursuant to the Work Letter, the amount payable by Urnotech with respect to such change order. Urnotech hereby instructs Landlord, and Landlord agrees to (i) place Urnotech's Share, and any subsequent deposit by Urnotech for change orders, in a separate account in Urnotech's name, and (ii) disburse such funds for Tenant Improvement Costs pursuant to this Agreement. The account established pursuant to this paragraph 3, is hereinafter referred to as "Urnotech's Account".

         4. Disbursements. Urnotech and Landlord hereby agree that disbursements from Landlord's Account and Urnotech's Account shall be made as follows:

                 (a) No disbursement shall exceed ninety percent (90%) of the portion of the Tenant Improvement Costs allocated to the work performed and labor and materials furnished, as shown by applicable request for disbursement and not shown in any prior request, except as provided in paragraph 5 below. A portion of each progress payment due to the TI Contractor equal to that amount determined by multiplying Urnotech's Payment Share by ninety percent (90%) of the amount requested shall be disbursed to the TI Contractor from Urnotech's Account, and the portion thereof equal to the amount determined by multiplying Landlord's Payment Percentage by ninety percent (90%) of the amount requested shall be disbursed to the TI Contractor from Landlord's Account. However: (i) disbursements to the TI Contractor for change order payments for which Urnotech is responsible pursuant to the Work Letter, shall be made entirely from Urnotech's Account and shall be made as and when due as a condition precedent to Landlord's obligations to make any further disbursements from Landlord's Account; and (ii) disbursements to the TI Contractor for Tenant Improvement Costs in excess of the Final Cost Estimate (other than disbursements for change order payments payable by Urnotech (i)), if any, shall be paid by Landlord when and if due from its own funds separate from Landlord's Tenant Improvement Allowance, as specified in paragraph 12 of the Work Letter.

                 (b) Disbursements shall be based on Urnotech's written and signed requests (at a time and in a form satisfactory to Landlord) certified by the TI Contractor. Each disbursement request shall also contain a representation by Urnotech that the Lease is then in full force and effect and that neither party is then in default under the Lease.

                 (c) Each disbursement shall be conditioned on Urnotech's confirmation in writing that Urnotech's architect has inspected, reviewed and approved the work covered by the requested disbursement, Landlord's independent inspector has inspected, reviewed and approved the work covered by the requested disbursement, and Landlord has received copies of all invoice and other satisfactory evidence of completion relative to such work.

                 (d) Disbursements shall be made not more frequently than monthly.

                 (e) Disbursements shall not be made prior to receiving appropriate lien waivers or releases from all contractors, subcontractors and materialmen as prescribed under Civil Code Section 3262 for all work performed and materials furnished which were shown in any prior request.

                 (f) No disbursements shall be made unless and until the construction contract with the TI Contractor and all subcontracts with subcontractors have been entered into.

         5. Disbursements of Retention. Urnotech and Landlord hereby agree that disbursements from Landlord's Account and Urnotech's Account shall be made to TI Contractor with respect to the amounts retained pursuant to paragraph 4, upon satisfaction of the following conditions:

                 (a) Recordation of all applicable notices of completion covering the Tenant Improvements, and expiration of the period for recording notices of mechanic's liens with respect to the Tenant Improvements;

                 (b) Receipt by Landlord of such written waivers of lien rights and affidavits that all bills for labor and materials have been paid, and evidence that no notice of mechanic's lien, stop notice or a legal process under any mechanic's lien law or similar law has been recorded, issued, outstanding or served on Landlord;

         6. Miscellaneous. Landlord and Urnotech represent and warrant that the individuals executing this Agreement on behalf of such party is duly authorized to execute and deliver this Agreement on behalf of such party, and this Agreement is binding upon such party in accordance with its terms. All schedules attached hereto are incorporated herein by this reference. The headings used in this Agreement are for convenience of reference only, and shall not be construed to limit or extend the meaning Of any part of this Agreement. No amendment, change or addition to this Agreement shall be binding unless in writing and signed by the parties hereto. In the event any party hereto shall bring an action to enforce or to interpret this Agreement, the losing party shall pay the prevailing party's attorneys' fees and costs. If any provision contained herein is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

                                        LANDLORD

                                        COMMERCIAL CENTER BANK, a
                                        California banking corporation

                                        By: /s/ [Illegible]
                                            ----------------------------------

                                        Title: Sr. V.P.
                                               -------------------------------

                                        By: /s/ Don Bruner
                                            ----------------------------------

                                        Title: Vice President
                                               -------------------------------

                                        TENANT

                                        URNOTECH CALYPTE BIOMEDICAL
                                        CORPORATION, a California
                                        corporation

                                        By:   /s/ [Illegible]
                                            ----------------------------------

                                        Title: -------------------------------

                                   Exhibit 1


All that certain real property situated in the City of Alameda, County of Alameda,, State of California, described as follows:

PARCEL ONE:

Parcel 2, Parcel Map 4124, filed September 13, 1983, Parcel Map Book 141, Page 8, Alameda County Records.

PARCEL TWO:

An easement for ingress and egress and utilities as an appurtenance to Parcel One over that portion described as Easement B, Parcel Map 4124 filed September 19, 1983, Parcel Map Book 141, Page 81 Alameda County Records.

A.P.N. 074-1339-026



                                   EXHIBIT 1

                            FIRST ADDENDUM TO LEASE


         This First Addendum, dated as of September 30, 1992, is to that certain Lease dated as September 30, 1992, by and between COMMERCIAL CENTER BANK, a California corporation, ("Landlord") AND URNOTECH CALYPTE BIOMEDICAL CORPORATION, a California Corporation ("Tenant"). This First Addendum shall be deemed incorporated into and made a part of such Lease. In the event of any inconsistencies or conflicts between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Addendum shall apply.

                 LEASE
ITEM             REFERENCE
----             ---------
1.               3.4              Right of First Opportunity
                                  --------------------------

                                  In the event that Landlord becomes aware that any other tenant within the Project at any time during the Initial or any Extension Term of this Lease intends to vacate the space occupied by such tenant, and provided that such space is not under obligation to another tenant,
                                  (except that Landlord shall notify Tenant of an impending vacancy if another tenant who has a right to lease such space has not timely exercised such right), Landlord agrees to provide
                                  Tenant with notice of such impending vacancy.  Tenant shall have ten (10) days from the effective date of such notice within which to notify Landlord that Tenant desires to negotiate for the lease of such space by Tenant.  In the event Tenant so notifies Landlord,
                                  Landlord and Tenant shall negotiate, in good faith, for the lease by Tenant of such space at the then fair market rental value of such space.  Landlord agrees that it will negotiate with
                                  Tenant exclusively for a period of thirty (30) days following Tenant's notice to Landlord, if applicable; provided, however, that Landlord may commence marketing such space within such 30 day period.  If Landlord and Tenant are unable to reach agreement with respect to the terms of a lease by Tenant of such space within such thirty (30) period, then Landlord shall be free to lease such space to any other person or

                                  entity without liability or obligation to Tenant.

2.               3.5              Option to Extend
                                  ----------------

                                  Landlord grants Tenant two options to extend the Term of the Lease, each for one five-year period (the "Extension Terms"), on all the provisions contained in the Lease, subject to the following terms, conditions and exceptions:

                                  Tenant shall notify Landlord of Tenant's exercise of said option at lease six (6) months, but not more than twelve (12) months, prior to the expiration of the Term then in effect.

                                  Tenant shall pay to Landlord during each Extension Term Monthly Base Rent in the amount of ninety percent (90%) of the Fair Market Rental Value (as that term is hereinafter defined) of the Premises as of the commencement of the Extension Term.  The term Fair Market Rental Value shall mean the prevailing market rental rate (determined by actual transactions for new leases) for properties similar to the Premises located within the Harbor Bay Business and
                                  Research Park.  In determining the Fair Market Rental Value, the parties or the appraisers)
                                  shall consider only the level of Tenant Improvements originally funded by Landlord.

                                  The parties shall have thirty (30) days after Landlord receives the Tenant's notice in which to agree on Monthly Base Rent during the Extension Term during that period, they shall immediately execute an amendment to this Lease stating such Monthly Base Rent.

                                  If the parties are unable to agree on the Monthly Base Rent for the Extension Term within that period, then within fifteen (15) days after the expiration of that period each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser
                                  (M.A.I. designation required) with at least five

                                  years full-time commercial appraisal experience in the Oakland/Berkeley/ Emeryville area to appraise and set the Monthly Base Rent for the Extension Term.  If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the
                                  Monthly Base Rent for the Extension Term.  If the two appraisers are appointed by the parties as provided in this paragraph, they shall meet promptly and attempt to set the Monthly Base
                                  Rent for the Extension Term.  If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to designate a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the Monthly Base Rent.  If they are unable to agree on the third appraiser either of the parties may, by giving ten (10) days notice to the other party, apply to the Presiding Judge of the Superior Court of Alameda County for the
                                  appointment of a third appraiser who meets the qualifications stated in this paragraph.  Each of the parties shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser's fee.  The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

                                  Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Monthly Base Rent for the Extension Term.  If a majority of the appraisers are unable to agree upon the Monthly Base Rent within the stipulated period of time, each appraiser shall submit an appraisal, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the Monthly Base Rent for the Premises during the Extension Term.

                                  If, however, the low appraisal and/or high appraisal are/is more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded.  If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the Monthly
                                  Base Rent for the Premises during the Extension Term.  If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the
                                  Monthly Base Rent for the Premises during the Extension Term.

                                  After the Monthly Base Rent for the Extension Term has been set, the appraiser shall immediately notify the parties.  If Tenant objects to the Monthly Base Rent that has been set, Tenant shall have the right to have this Lease expire at the end of the Term the in effect.  Tenant's election to allow this Lease to expire must be exercised within ten (10)
                                  days after receipt of notice from the appraisers of the Monthly Base Rent for the Extension
                                  Term.  If Tenant does not exercise its election within the 10-day period, the term of this
                                  Lease shall be extended as provided in this paragraph.

                                  Tenant shall have no other right to extend the term beyond the two Extension Terms.  Tenant's option for the Second Extension Term may be exercised only if Tenant has extended the Lease for the First Extension Term.

3.               3.1.1            Tenant Improvement Allowance
                                  ----------------------------

                                  As provided in Exhibit "B" of the Lease, Tenant will receive a construction allowance from the Landlord of $39.85 per rentable square foot to pay for the cost of constructing Tenant
                                  Improvements in the Premises to the specifications of the Tenant; any tenant improvement costs above

                       $39.85 per rentable square foot to be paid for by Tenant.


LANDLORD:                                  TENANT:

COMMERCIAL CENTER BANK,                    URNOTECH CALYPTE BIOMEDICAL
a California corporation                   CORPORATION,
  a California corporation

By: /s/ [Illegible]                          By /s/ David J. Robison
   ------------------------------            -----------------------------
   Its:  Sr. V.P.                              Its: President and Chief
       --------------------------                     Executive Officer
                                                  ------------------------

By: /s/ Don Bruner
   ------------------------------
   Its: Vice President
      ---------------------------

                                  WORK LETTER



         This Work Letter (the "Agreement") is made part of that Lease dated for reference purposes as of September 30, 1992 (the "Lease") by and between Commercial Center Bank, a California corporation ("Landlord"), and Urnotech Calypte Biomedical Corporation, a California corporation ("Tenant"). Landlord and Tenant agree that the following terms are part of the Lease:

         1. Purpose of Improvement Agreement: The purpose of this Agreement is to set forth the rights and obligations of Landlord and Tenant with respect to the construction of the Tenant Improvements and Tenant's Work (as defined in paragraph 8).

         2. Definitions: As used in this Agreement, the following terms shall have the following meanings, and terms which are not defined below, but which are defined in the Lease and used in this Agreement, shall have the meanings ascribed to them by the Lease:

                 A. Architect: The term "Architect" shall mean the architect selected by Tenant and approved by Landlord, which architect shall be retained by Tenant for architectural, engineering, and construction management and consultant purposes in connection with the Premises.

                 B. Code-Mandated Work: The term "Code-Mandated Work" shall mean all changes, repairs and upgrades to the Building, Common Area or Project required to comply with existing applicable Laws, including seismic, energy, life safety and handicapped access Laws, which shall be performed at Landlord's sole cost, except for any improvements to the Premises (which for the purpose of this definition of "Code-Mandated Work" shall include those portions of the Building enclosing the Premises) required because of the construction of the Tenant Improvements.

                 C. Final Cost Estimate: The term "Final Cost Estimate" shall mean the estimate of the total Tenant Improvements Costs prepared and approved by Landlord and Tenant in accordance with this Agreement, and based upon the Final Tenant Improvement Plans (as defined in paragraph 4C), as modified by change orders issued in accordance with this Agreement.

                 D. Preliminary Cost Estimate: The term "Preliminary Cost Estimate" shall mean an estimate of Tenant Improvement Costs prepared and approved by Landlord and Tenant in accordance with this Agreement, and based upon initial or revised preliminary plans and specifications for the Tenant Improvements.

                 E.       Substantial Completion and Substantially Complete:
The terms "Substantial Completion" and "Substantially Complete" shall each mean the date when all of the following have occurred with respect to the Tenant
Improvements: (i) the construction of the Tenant Improvements has been substantially completed in accordance with the requirements of this Lease; (ii) the Architect shall have executed a certificate or statement representing that the Tenant Improvements have been substantially completed in accordance with the plans and specifications therefor; (iii) all utilities to be supplied to the Premises are hooked up and available for use by Tenant; (iv) the Building Department of the City of Alameda has completed its final inspection of the Tenant Improvements and has "signed off" the building inspection card approving such work as complete; and (v) a temporary Certificate of occupancy has been issued and the Premises may be legally occupied. Provided, however, if one or more of the foregoing conditions cannot be satisfied because of Tenant's failure to obtain the approval by the Alameda County Health Department of Tenant's Hazardous Materials Management Plan, and such failure results in the date Substantial Completion otherwise would have been achieved being delayed by more than thirty (30) days, then each such condition shall be deemed to have been satisfied as of the date it would otherwise have been satisfied except for such failure, so long as Landlord demonstrates to Tenant's reasonable satisfaction the date each such condition would have been satisfied except for such failure.

                 F. Tenant Improvement Allowance: The term "Tenant Improvement Allowance" shall mean the sum of Eight Hundred Nine Thousand Three Hundred Ninety-Three Dollars ($809,393) ($39.85 per square foot of rentable area in the Premises).

                 G. Tenant Improvements: The term "Tenant Improvements" shall mean all materials, improvements and fixtures installed in the Premises to the extent such improvements are not Code-Mandated Work and are specified on the Final Tenant Improvement Plans (as hereinafter defined), but excluding from the definition of "Tenant Improvements" materials installed by Landlord or TI Contractor pursuant to this Agreement but supplied by Tenant and the cost of which was borne by Tenant over and above the Tenant Improvement Costs.

                 H. Tenant Improvement Costs: The term "Tenant Improvement Costs" shall mean the lesser of (a) the Final Cost Estimate, or (b) the total of the following: (i) payments to the TI Contractor (as defined in paragraph 5A) and its subcontractors for labor and materials furnished for construction of the Tenant Improvements pursuant to any construction contract for the Tenant Improvements which is entered into pursuant to the terms of this Agreement; (ii) reasonable fees paid by Landlord to engineers and other construction professionals (other than employees of Landlord) for services required in connection with the design and construction of the Tenant Improvements; (iii) utility connection charges; (iv) the amounts paid to governmental authorities or agencies for inspections and issuance of building permits and approvals for the Tenant Improvements (but not that portion of such amounts applicable to, or based on the value of the Building shell). In no event shall Tenant Improvement Costs include (i) charges and expenses for changes to the Final Tenant Improvement Plans, which have not been approved by Tenant; (ii) wages, labor and overhead for overtime and premium time, unless approved in advance by Tenant in writing (and then not to exceed the amount so approved by Tenant); (iii) additional costs and expenses incurred on account of any contractor's or subcontractor's default or construction defects, the negligent act or omission or willful misconduct of Landlord or its agents or employees, or Landlord's breach of the Lease; (iv) principal, interest and fees for construction or permanent financing; (v) management or other general overhead costs incurred by Landlord; (vi) bond premiums; (vii) costs for which Landlord has a right of reimbursement from others (including, without limitation, insurers and warrantors); (viii) costs incurred as a result of delays caused by the acts or omissions of Landlord or its employees, agents, contractors or subcontractors; (ix) any cost or expense which is not required to be incurred in order to complete construction of the Tenant Improvements; (x) any cost associated with a casualty or act of God; or
(xi) Code- Mandated Work. All of the costs and expenses described in the preceding sentence shall be the sole obligation of Landlord. The total amount to be included in Tenant Improvement Costs for profit and overhead charged by the TI Contractor shall not exceed in the aggregate eight (8) percent (8%) of the lesser of (a) the cost of labor and materials incorporated in the Tenant Improvements under the construction contract entered into by Landlord and TI Contractor pursuant to this Agreement, or (b) the Final Cost Estimate approved by Tenant pursuant to this Agreement.

         3. Schedule of Performance: Landlord and Tenant desire to cause the Tenant Improvements to be Substantially Completed by the November 15, 1993 (the "Anticipated Commencement Date"). The Anticipated Commencement Date is based upon information gathered and estimates made by Landlord. Once Tenant's Requirements (as defined in paragraph 4A) are established, the Anticipated Commencement Date may be subject to modification based upon Architect's input, and thereafter the "Anticipated Commencement Date" shall be deemed to be the date recommended by Architect and approved in writing by Landlord and Tenant. Achieving Substantial Completion of the Tenant Improvements by the Anticipated Commencement Date requires that certain objectives be met within certain time periods. Set forth in this paragraph is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations regarding the construction of the Tenant Improvements (the "Schedule of Performance") that must be adhered to in order to achieve Substantial Completion of the Tenant

Improvements by the Anticipated Commencement Date. Landlord and Tenant agree that the following Schedule of Performance may be subject to modification based upon Architect's input after preparation of the Preliminary Tenant Improvement Plans (as defined in paragraph 4A), and that the Schedule of Performance shall be deemed amended to incorporate the time periods recommended by Architect and approved in writing by Landlord and Tenant. Landlord and Tenant shall each be obligated to use reasonable efforts to perform their respective obligations within the time periods set forth in the Schedule of Performance (as the same may be modified) and elsewhere in this Agreement; provided, however, that the time periods for such performance shall be extended by events constituting causes beyond the reasonable control of the party obligated to perform. The parties acknowledge that the Schedule of Performance is only an estimate of the time needed to complete certain stages of the construction process, and the failure of either party to accomplish any step in the process set forth in the Schedule of Performance shall not constitute a default by either party unless such failure constitutes a breach of the obligation of a party to use reasonable efforts to perform its obligations within the time periods set forth in the Schedule of Performance and elsewhere in this Agreement. Tenant shall be responsible for the timeliness of Architect's performance, and Landlord shall be responsible for the timeliness of TI Contractor's performance. Tenant shall use reasonable efforts to cause Architect to perform its obligations within the time periods set forth in the Schedule of Performance and in accordance with the provisions of this Agreement.

                 Action                                                                                       Responsible
                 Items                                              Due Date                                     Party
A.           Delivery to                       Within thirty (30) days after satisfaction                       Tenant
             Landlord and                      of the condition referred to above
             Architect of
             Tenant's Preliminary
             Improvement
             Requirements

B.           Meeting(s)                        Within seven (7) days after                                      Landlord,
             with Tenant,                      delivery of Tenant's                                             Tenant and
             Landlord and                      Preliminary Improvement                                          Architect
             Architect to                      Requirements
             Develop Preliminary
             Space Plan based on
             Tenant's Requirements

C.           Delivery to                       Within fourteen (14) days                                        Architect
             Landlord of                       after the conclusion of the Preliminary
             Preliminary                       Space Plan Meeting(s)
             Tenant Improvement
             Plans.

D.           Approval by                       Within seven (7) days after                                      Landlord
             Landlord of                       Landlord receives
             Preliminary                       Preliminary Tenant Improvements
             Tenant                            Plans
             Improvement
             Plans

E.           Delivery to                       Within fourteen (14) days                                        Landlord
             Tenant of                         after approval by Landlord
             Preliminary                       of Preliminary Tenant
             Cost Estimate                     Improvements Plans

F.           Approval by                       Within fourteen (14) days                                        Tenant
             Tenant of                         after Tenant receives
             Preliminary                       Preliminary Cost Estimate
             Cost Estimate

G.           Delivery to                       Within forty-two (42) days                                       Architect
             Landlord of                       after approval of Preliminary
             Working                           Cost Estimate
             Drawings

H.           Approval by                       Within fourteen (14) days                                        Tenant and
             Landlord of                       after Landlord receives                                          Landlord
             Final Tenant                      working drawings
             Improvement
             Plans

I.           Delivery to                       Within twenty-one (21) days                                      Landlord
             Tenant of                         after approval by Landlord
             Final Cost                        of Final Tenant Improvement
             Estimate                          Plans

J.           Approval by                       Within twenty-one (21) days                                      Tenant
             Tenant of                         after Tenant receives Final
             Final Cost                        Cost Estimate
             Estimate or
             notification
             to Landlord by
             Tenant of
             requirement to
             rebid portions
             of the Tenant
             Improvement
             work

K.           Landlord                          Within fourteen (14) days                                        Landlord
             rebids Tenant                     after Tenant requests rebid
             Improvement
             work, if
             required and
             submits
             revised Final
             Cost Estimate
             to Tenant

L.           Apply for                         Upon approval of Final                                           Landlord
             Building                          Tenant Improvement Plans
             Permit                            and Final Cost Estimate or,
                                               if applicable, the revised
                                               Final Cost Estimate

M.           Obtain                            Within fifty-six (56) days                                       Landlord,
             building                          after applying for Building                                      Tenant and
             permit for                        Permit                                                           Architect
             Tenant
             Improvements

N.           Commencement                      Upon issuance of the                                             Landlord
             of construction                   building permit
             of Tenant
             Improvements

O.           Substantial                       Within one hundred forty-                                        Landlord
             Completion of                     seven (147) days after the the
             the Tenant                        commencement of
             Improvements                      construction of the Tenant
                                               Improvements


         4. Construction of Tenant Improvements: Landlord shall construct the Tenant Improvements in accordance with the following:

                 A. Development and Approval of Preliminary Tenant Improvement Plans: on or before the due date specified in the Schedule of Performance, Tenant shall furnish to Landlord and Architect preliminary information concerning Tenant's requirements for the Tenant Improvements, and shall first meet with Landlord and Architect at the time specified in the Schedule of Performance to establish preliminary room sizes and locations; partition locations, sizes and type; door locations, size and swings; room dimensions; location of electrical and telephone outlets; location and extent of floor loading and floor openings; any special air conditioning, plumbing, or electrical needs in excess of Landlord's standards for the Building; location and description of cabinet work and millwork; and any architectural detailing, lighting, wall, ceiling or floor covering requirements in excess of Landlord's standards for the Building ("Tenant's Requirements") and to develop a preliminary space plan based on Tenant's Requirements. On or before the due date specified in the Schedule of Performance, Architect shall prepare and deliver to Landlord for its review and approval preliminary plans for the Tenant Improvements (the "Preliminary Tenant Improvement Plans"). On or before the due date specified in the Schedule of Performance, Landlord shall either approve the Preliminary Tenant Improvement Plans or notify Tenant and Architect in writing of its specific objections to the Preliminary Tenant Improvement Plans and its proposed modifications to such plans. If Landlord does not approve the Preliminary Tenant Improvement Plans, the parties (and Architect if Tenant so elects) shall meet and confer to develop Preliminary Tenant Improvement Plans that are acceptable to both Landlord and Tenant within five
(5) business days after Landlord has notified Tenant of its objections.

                 B. Preliminary Cost Estimate: On or before the due date specified in the Schedule of Performance, Landlord shall prepare and deliver to Tenant a Preliminary Cost Estimate. On or before the due date specified in the Schedule of Performance, Tenant shall either approve such cost estimate or notify Landlord in writing of its specific objections to the cost estimate, or its proposed modifications to the Preliminary Tenant Improvement Plans to reduce costs. If Tenant so objects or proposes modifications, the parties (and Architect if Tenant so elects) shall meet and confer to develop a Preliminary Cost Estimate or changes to the Preliminary Tenant Improvement Plans to reduce costs that is/are acceptable to both Landlord and Tenant within five (5) business days after Tenant has notified Landlord of its objections and to incorporate such resolution into the Preliminary Tenant Improvement Plans and/or Preliminary Cost Estimate.

                 C. Development and Approval of Final Tenant Plans: once the Preliminary Tenant Improvement Plans have been approved by Landlord and Tenant (including all changes made to reduce costs or to resolve Landlord's objections approved by Landlord and Tenant pursuant to subparagraphs 4A or 4B), Architect shall complete and submit to Landlord for its approval final working drawings for the Tenant Improvements by the due date specified in the Schedule of Performance. Landlord shall approve the final working drawings for the Tenant Improvements or notify Tenant and Architect in writing of its specific objections and proposed modifications by the due date specified in the Schedule of Performance. If Landlord does not approve the final working drawings for the Tenant Improvements, the parties (and Architect if Tenant so elects) shall meet and confer to reach agreement upon final working drawings for the Tenant Improvements within five (5) business days after Landlord has notified Tenant and Architect of its objections and to incorporate such resolution into the Final Tenant Improvement Plans. The final working drawings so approved by Landlord and Tenant (including all changes made to reduce costs pursuant to subparagraph D or to resolve Landlord's objections approved by Landlord and Tenant) are referred to herein as the "Final Tenant Improvement Plans".

                 D. Final Cost Estimate: On or before the due date specified in the Schedule of Performance, Landlord shall prepare and deliver to Tenant the Final Cost Estimate. If Landlord so elects, Landlord may include in the Final Cost Estimate any costs for overtime and/or premium time that Landlord reasonably believes shall be required in order to complete the Tenant Improvements on or before the due date specified in the Schedule of Performance, and if Landlord does so, it shall specify in reasonable detail the reasons why such costs are required. on or before the due date specified in the Schedule of Performance, Tenant shall either approve such cost estimate and the amount of overtime and/or premium time specified therein by Landlord, or notify Landlord in writing of its specific objections to the cost estimate and/or the amount of overtime and/or premium time, or its proposed modifications to the Final Tenant Improvement Plans to reduce costs, or to the Schedule of Performance to eliminate the need for overtime and/or premium time. If Tenant so objects or proposes modifications, the parties shall meet and confer to develop the Final Cost Estimate or changes to the Final Tenant Improvement Plans to reduce costs or changes to the Schedule of Performance to eliminate the need for overtime and/or premium time, that is/are acceptable to both Landlord and Tenant, within five (5) business days after Tenant has notified Landlord of its objections and to incorporate such resolution into the Final Tenant Improvement Plans, Schedule of Performance and/or Final Cost Estimate. If Tenant believes that the Final Cost Estimate is incorrect because of a substantial increase in a particular subcontractor's bid, or the addition of a new material item of work, or a new subcontract, it may require that all or any portion of the work to be performed by the applicable subcontractors be resubmitted for competitive bid, by notice to Landlord specifically identifying those items to be rebid and Tenant's objective in requiring such rebid.

                 E. Building Permit: As soon as the Final Tenant Improvement Plans and Final Cost Estimate have been approved by Landlord and Tenant, Landlord shall apply for a building permit for the Tenant Improvements, and shall diligently prosecute to completion such approval process.

                 F. Commencement of Tenant Improvements: On or before the due date specified in the Schedule of Performance, Landlord shall commence construction of the Tenant Improvements and shall diligently prosecute such construction to completion, using all reasonable efforts to achieve Substantial Completion of the Tenant Improvements by the Anticipated Commencement Date.

         5. Construction Contract: The following shall govern the manner in which the construction contract shall be let by Landlord for the construction of the Tenant Improvements:

                 A. Landlord shall engage as general contractor to construct the Tenant Improvements a contractor selected by Landlord and approved in writing by Tenant (the "TI Contractor"). Prior to the execution of a construction contract with the TI Contractor, Landlord shall furnish the proposed contract to Tenant, for its written approval. The construction contract shall require either: (i) the TI Contractor to provide a payment and performance bond for construction of the Tenant Improvements in accordance with the Final Cost Estimate; or (ii) the TI Contractor to obtain from each subcontractor furnishing labor under such contract a payment and performance bond for construction of that portion of the Tenant Improvements covered by each such subcontract (or by all such subcontractors performing a material portion of the work, subject to the reasonable approval of Tenant and Landlord's construction lender), in which case the TI Contractor shall provide a completion guaranty (in form and substance reasonably satisfactory to Tenant and Landlord's construction lender) with respect to the TI Contractor's performance under the TI Contract to the extent not covered by the bonds provided by subcontractors.

                 B. All subcontractors for the Tenant Improvements shall be chosen by a competitive bid process where (i) Tenant shall have the right to approve subcontractors who bid on specific parts of the job, (ii) the subcontract shall be awarded to the lowest responsible bidder unless Landlord and Tenant otherwise agree, and (iii) Tenant shall have the right to cause a subcontract to be rebid if Tenant does not approve the low bid. Tenant shall have a right to review and approve all bid documents prior to submission to subcontractors and all subcontractors' bids.

         6. General Design and Construction obligations: The following shall govern the construction of the Tenant Improvements:

                 A. During the course of construction, Landlord shall arrange for all inspections of the progress of the construction of the Tenant Improvements by all authorities having jurisdiction over such construction required in order to obtain all necessary approvals and certificates with respect to such construction. Landlord shall make available to Tenant reports of all such inspections and the status of such approvals and certificates as well as copies thereof upon request.

                 B. Unless otherwise specifically provided in this Agreement, any approval, consent, designation, determination or judgement by either Landlord or Tenant hereunder shall not be unreasonably withheld or delayed.

                 C. At all times subsequent to the commencement of construction, Landlord shall maintain (i) insurance satisfying the requirements of Section 8.3 of the Lease and additionally (A) providing coverage in an amount that includes the Final Cost Estimate, and (B) designating Tenant as a named insured, and (ii) comprehensive general liability insurance satisfying the requirements of Section 8.2.1 of the Lease, and providing that Tenant is an additional insured. Tenant may be removed as a named insured under paragraph 6.C(i)(B) and as an additional insured under paragraph 6.C(ii) upon the later of: (a) the Commencement Date; or (b) the date a temporary Certificate of Occupancy has been issued and the Premises may be legally occupied. The insurance policies (i) shall be in a form reasonably satisfactory to Tenant,
(ii) shall be carried with a company reasonably acceptable to Tenant, (iii) shall provide that each such policy shall not be subject to cancellation or change except after at least ten (10) days prior written notice to Tenant, and
(iv) shall contain a "cross liability" provision insuring Landlord and Tenant against any loss caused by the negligence of the other party. Any deductible under such policies must be approved in advance by Tenant.

                 D. Landlord shall submit to Tenant on a monthly basis an accounting of all Tenant Improvement costs. Tenant shall have the right to audit the books, records and supporting documents of Landlord during normal business hours, after giving Landlord at least 24 hours prior notice, to the extent reasonably necessary to determine the accuracy of any accounting.
Within forty-five (45) days after Substantial Completion of the Tenant Improvements, Landlord shall render to Tenant a final and detailed accounting of all Tenant Improvement Costs paid by Landlord and Tenant, certified as true and correct by Landlord. Tenant shall have the same audit rights with respect to the final accounting as set forth above with respect to the monthly accountings. If such audit discloses that any overpayment or underpayment was made by Tenant, there shall be an adjustment between Landlord and Tenant as soon as reasonably practicable such that each shall only be required to contribute the payment of costs to the extent provided for in this Agreement.

                 E. No approval by Tenant (or its representative) of any plan or specification, or of completion of the construction work performed by Landlord, shall constitute a waiver of any item required herein (except as otherwise specifically required by this Agreement or as specifically noted as eliminated or changed in the written approval given by Tenant), or a waiver of release of Landlord from the warranty given by it pursuant to paragraph 11 hereof.

         7. Changes to Approved Plans: Once the Final Tenant Improvement Plans have been approved by Landlord and Tenant, neither shall have the right to order extra work or change orders with respect to the construction of the Tenant Improvements without the prior written consent of the other. Landlord and Tenant understand that after Landlord's and Tenant's approval of the Final Cost Estimate and the Final Tenant Improvement Plans, changes to the working drawings may be required by governmental agencies and/or entities having jurisdiction over the Tenant Improvements. In the event any such changes are required, Landlord and Tenant shall expeditiously agree upon and issue appropriate plan revisions and change orders incorporating such required changes. Landlord shall not unreasonably withhold or delay its consent to changes or extra work proposed by Tenant. Tenant may withhold its consent, in its discretion, to any change in the Final Tenant Improvement Plans or Final Cost Estimate proposed by Landlord (unless the change is required by applicable law), it being understood between the parties that Tenant shall have broad discretion in planning the Tenant Improvements. All extra work or change orders requested by either Landlord or Tenant shall be made in writing, shall specify any added or reduced cost and/or construction time resulting therefrom, and shall become effective and a part of the Final Tenant Improvement Plans, once approved in writing by both parties. If a change order requested by Tenant results in a net increase in the cost of constructing the Tenant Improvements, Tenant shall pay the amount of such increase caused by the change order requested by Tenant at the time the change order is approved by both Landlord and Tenant, if and to the extent such change order causes the Tenant Improvement Costs to exceed Landlord's required contribution thereto.

         8. Tenant's Work. Any work not shown on the Final Tenant Improvement Plans, to be performed before the Tenant Improvements are Substantially Complete, and for which Tenant contracts separately ("Tenant's Work") shall be performed in accordance with the following provisions of this paragraph 8. The term "Tenant's Work" as used herein shall exclude the installation or delivery to the Premises of Tenant's furniture or other personal property or any of

Tenant's moveable and unattached equipment or fixtures (collectively "Tenant's Personal Property").

                 A. Tenant shall cause Architect to prepare detailed architectural drawings and specifications for Tenant's Work, and deliver the same to Landlord for its approval. Within seven (7) days after such plans are presented to Landlord, Landlord shall approve or disapprove the same. If Landlord disapproves such plans, it shall notify Tenant in writing of its specific objections and proposed modifications at the time it notifies Tenant that the plans are not approved. In such event, the parties (and Architect if Tenant so elects) shall meet and confer to reach agreement upon the plans within five (5) business days after Landlord has notified Tenant of its objections and to incorporate such resolution into the plans for Tenant's Work. Tenant shall not commence construction of Tenant's Work until all required building permits or other permits required for such work have been obtained. Notwithstanding Landlord's review and approval of Tenant's plans and specifications for Tenant's Work, or failure by Landlord to object to any such work, Landlord shall have no responsibility therefore, including but not limited to compliance with governmental regulations. After the plans and specifications for Tenant's Work have been approved by Landlord, no substantial changes shall be made thereto without the prior written consent of Landlord.

                 B. Tenant and its agents or representatives shall have a nonexclusive revocable license for access and entry to the Premises and reasonable use of Building facilities (including any facilities for storage and protection of construction materials) to the same extent and upon the same terms and conditions as facilities are available to the subcontractors of the TI Contractor, for the purpose of enabling Tenant to (i) adapt the Premises for Tenant's use, (ii) construct or install Tenant's Work, and (iii) deliver and install Tenant's Personal Property.

                 C. The entry into the Premises or the Building by Tenant or its agents or representatives for any purpose before the Commencement Date shall be subject to all the terms and conditions of the Lease (other than the payment of Monthly Base Rent or Additional Rent), including but not limited to Tenant's indemnity obligations. Certificates of insurance as required by the Lease shall be delivered before the start of Tenant's Work. All of Tenant's materials, work, installations and decorations of any nature brought on or installed in the Premises before the Commencement Date shall be at Tenant's risk, and neither Landlord nor any party acting on behalf of Landlord shall be responsible for any damage thereto or loss or destruction thereof, except to the extent of such party's negligence or willful misconduct.

                 D. Tenant shall conduct its work in the Premises in such a manner as to maintain harmonious labor relations so as not to interfere with or delay the work of the TI Contractor. If at any time, entry or work by Tenant or its agents or representatives shall cause any disharmony or interference with work performed by or under the direction of TI Contractor, the license granted in subparagraph 8B may be withdrawn on 48 hours written notice to Tenant; provided, however, that the license granted in that subparagraph shall be reinstated as soon as reasonably practicable, so long as Tenant's re-entry in the Premises does not interfere with TI Contractor's construction activities in the Premises.

                 E. All of Tenant's Work shall be performed by persons reasonably acceptable to and approved by Landlord in writing, which persons shall employ means to insure, insofar as may be reasonably possible, the progress of Tenant's Work without interruption on account of strikes, work stoppage or similar causes for delay, and Tenant shall pay for the repair, replacement or cleanup of any damage done by them to the Building or to other contractor's work.

                 F. Tenant shall advise Landlord in writing not less than ten (10) days before the date upon which Tenant's Work will commence, in order to permit Landlord to post appropriate Notices of Nonresponsibility. Any final hook-up or final connection of Tenant's Work to the plumbing, electrical or other utility systems serving the Premises shall be performed by the TI Contractor. Subject to the foregoing, Tenant shall cause a Notice of Completion to be recorded promptly following completion of Tenant's Work. Tenant shall provide Landlord with releases of mechanic's and materialmen's liens from Tenant's contractor and all subcontractors, materialmen and other persons who may be entitled to assert mechanic's or materialmen's liens with respect to any portion of Tenant's Work, and shall hold Landlord harmless from any such claim, asserted claims or liens.

         9. Delay in Completion Caused by Tenant: The parties hereto acknowledge that the date on which Tenant's obligation to pay the Base Monthly Rent and the Additional Rent would otherwise commence may be delayed because of written change orders requested by Tenant and approved by Landlord after completion and approval of the Final Tenant Improvement Plans and Final Cost Estimate. It is the intent of the parties hereto that the commencement of Tenant's obligation to pay the Base Monthly Rent and all Additional Rent not be delayed by any such change order, and in the event it is so delayed, the date Tenant's obligation to pay the Base Monthly Rent and all Additional Rent shall commence shall be advanced by one (1) day for each day of actual delay in Substantial Completion caused by any such change order (but not to exceed the number of days of delay specified in the written change order).

         10.     Delivery of Possession, Punch List. and Acceptance Agreement:
As soon as the Tenant Improvements are Substantially Completed, Landlord and Tenant shall together inspect the Tenant Improvements. After such inspection has been completed, each party shall sign an acceptance agreement which shall
(i) include a list of all "punch list" items which the parties agree are to be corrected by Landlord and (ii) shall state the Commencement Date and the rentable area of the Premises. Landlord shall use reasonable efforts to complete and/or repair such "punch list" items within thirty (30) days after executing the acceptance agreement.

         11. Standard of Construction and Warranties: Landlord hereby makes the following warranties:

                 A. Landlord warrants that all materials and equipment included in the Tenant Improvements shall conform to all CC&R's and all Laws.

                 B. Landlord warrants that the Tenant Improvements shall be constructed in a good and workmanlike manner substantially in accordance with the Final Tenant Improvement Plans (as modified by change orders approved by Landlord and Tenant), all CC&R's, all Laws, and all requirements of Tenant's insurer. All materials and equipment furnished shall be new, of good quality, and installed in accordance with the vendor's or manufacturer's specifications, instructions and requirements.

                 C. Landlord warrants that all materials and equipment furnished by it shall be fully paid for and be free of liens or chattel mortgages.

                 D. Once Landlord is notified in writing of any breach of the above-described warranty, Landlord shall promptly commence the cure of such breach and complete such cure with diligence at Landlord's sole cost and expense.

         12. Payment of Improvement Costs: The Tenant Improvement Costs shall be paid as follows:

                 A. Tenant Improvement Allowance: Landlord shall apply the full amount of the Tenant Improvement Allowance to the Tenant Improvement Costs. All other costs payable by Landlord pursuant to this Agreement (including without limitation those costs payable solely by Landlord pursuant to subparagraph 2.H and any Tenant Improvement Costs in excess of the Final Cost Estimate that are not the responsibility of Tenant pursuant to paragraph
7) shall be paid directly by Landlord. Tenant Improvement Costs in excess of the Tenant Improvement Allowance shall be paid by as provided in subparagraph B below; and

                 B. Payment of Excess Tenant Improvement Costs: If the Final Cost Estimate exceeds the Tenant Improvement Allowance, Tenant shall be obligated to pay approved Tenant Improvement Costs (not to exceed the Final Cost Estimate approved by Tenant in writing) in excess of the Tenant Improvement Allowance ("Tenant's Share"). The balance of the Tenant Improvement Costs (except for amounts payable by Tenant for change orders as described below) is hereinafter referred to as "Landlord's Share." Tenant shall deposit, prior to commencement of construction of the Tenant Improvements, one hundred percent (100%) of Tenant's Share with Landlord, on condition that Landlord has signed and delivered to Tenant the agreement attached hereto as
Schedule 1, and incorporated herein by this reference (the "Disbursement Agreement"). Landlord's Share shall be made available by Landlord, and Landlord's Share and Tenant's Share shall be held and disbursed by Landlord, on a pro rata basis, as set forth in the Disbursement Agreement. In this regard, the parties acknowledge that payments shall be made to the TI Contractor on a progress payment basis, but that no such payments (until the final payment) shall exceed ninety percent (90%) of the portion of the Tenant Improvement Costs allocated to the work performed and labor and materials furnished, as shown by the applicable request for payment and not shown in any prior request. To determine the amount of any such progress payment payable with Tenant's funds, ninety percent (90%) of the amount requested shall be multiplied by the percentage derived by dividing Tenant's Share by the Final Cost Estimate. Landlord shall disburse such amount and Landlord's Share of the progress payment in accordance with the provisions of the Disbursement Agreement. As an example of the foregoing, if the total Final Cost Estimate is $1,000,000, and assuming the Tenant Improvement Allowance is $600,000, Tenant Share of the Tenant Improvement Costs would be $400,000. Assuming further a progress payment request from the TI Contractor in the amount of $100,000, the amount of the progress payment payable with Tenant's funds would be $36,000 ($400,000 $1,000,000 = 40%. $100,000 x 90% = $90,000. $90,000 x 40% $36,000), and the
balance of the payment would be made with Landlord's funds. If, at any time following Tenant's initial deposit with Landlord, the Tenant Improvement Costs increase because of change orders approved by Tenant as provided for herein, then Tenant shall deposit with Landlord, at the time and to the extent required under paragraph 7 hereof, the amounts payable by Tenant with respect to such change order. Disbursements to the TI Contractor for change order payments for which Tenant is responsible shall be made entirely from funds deposited with Landlord by Tenant. This Agreement and the Lease are conditioned upon execution of the Disbursement Agreement by Landlord concurrently with the execution of the foregoing agreements, and by Landlord within 15 business days after this Agreement and the Lease are signed by Landlord and Tenant. If such condition is not satisfied within such period, Tenant shall, within ten (10) business days thereafter, either waive such condition or notify

Landlord of the termination of the Lease and this Agreement. Landlord shall use its best efforts to cause the foregoing condition to be satisfied.

                 C. Application of Excess Allowance: In the event the Tenant Improvement Costs are less than the Tenant Improvement Allowance, Tenant may elect to have the balance of the Tenant Improvement Allowance applied to
(i) the cost of Tenant's Work, and/or (ii) fees paid by Tenant to architects, space planners, designers, inspectors and other construction professionals in connection with the Tenant Improvements and/or Tenant's Work.

         13. Dispute Resolution: Landlord and Tenant agree that in resolving any issue concerning which they are obligated to meet and confer under the provisions of this Agreement, or any other dispute that may arise during the course of construction of the Tenant Improvements or Tenant's Work, they shall both (i) act reasonably and in good faith, (ii) devote such time and resources as are reasonably necessary to resolve the issue in dispute in an expeditious manner, and (iii) apply the standards set forth in this Agreement to resolve the matter. The "standards set forth in this Agreement" to be applied by Landlord and Tenant to resolve objections pursuant to subparagraphs 4A, 4B, 4C, 4D and 8A shall be (i) that Tenant shall be permitted freedom in interior design and layout of the Premises, so long as the Tenant Improvements (or Tenant's Work with respect to subparagraph 8A) necessary to meet Tenant's Requirements will (A) be consistent with Landlord's current "as-built" plans and specifications, and basic building plans and specifications for the HVAC, mechanical, electrical and plumbing components of the Building as they relate to the Premises, (B) comply with applicable building codes, and (C) not adversely affect the structural integrity of the Building or the operation of the Building's electrical or mechanical systems, (ii) any plans or specifications that have been previously approved by Landlord and Tenant, (iii) the requirement that at each stage of development, the plans and specifications in question are to be the logical and reasonable evolution and development of plans and specifications previously approved by Landlord and Tenant, (iv) Landlord and Tenant are obligated to act reasonably and in good faith, and (v) unless there is an agreement to the contrary, Landlord and Tenant have agreed that the improvement requirements of each shall be evaluated in accordance with custom prevailing in Alameda County for the development of comparable facilities. Landlord and Tenant acknowledge their intent to promptly and reasonably resolve all disputes so as to cause the Tenant Improvements to be Substantially Completed in an expeditious manner.

         14. Effect of Agreement: In the event of any inconsistency between this Agreement and the Lease or any other exhibit attached to the Lease, the terms of this Agreement shall prevail.


LANDLORD:                    TENANT:

COMMERCIAL CENTER BANK, a    URNOTECH CALYPTE BIOMEDICAL
California corporation       CORPORATION, a California
         corporation

By:      [Illegible]                      By: /s/ David J. Robison
   --------------------------------       -----------------------------------

     Its: Sr. V.P.                        Title: President and Chief Officer
     ------------------------------              ----------------------------

By: Don Bruner                            Dated: 9/30/92
   --------------------------------             -----------------------------

     Its: Vice President
         --------------------------

                             DISBURSEMENT AGREEMENT


         THIS DISBURSEMENT AGREEMENT is entered into as of the 30th day of September, 1992, by and between Commercial Center Bank, a California banking corporation ("Landlord"), and Urnotech Calypte Biomedical Corporation, a California corporation ("Urnotech").

                              W I T N E S S E T H


         A. Urnotech and Landlord have entered into a certain lease (the "Lease"), and a work letter (the "Work Letter'), both dated September 30, 1992, covering certain space in Building B, 1265 Harbor Bay Parkway, Alameda, California, more particularly described in the Lease (the "Premises") located in and upon the real property described in Exhibit 1 attached hereto (the "Property");

         B. The Work Letter provides that Urnotech and Landlord shall each contribute to the cost of Tenant Improvements (as defined therein) for the Premises, and shall pay through Landlord their respective share (as defined hereinafter) of such costs, on a progress payment basis. Urnotech's share of approved Tenant improvement Costs ("Urnotech's Share") is specified in the Work Letter to be an amount equal to the difference between the Final Cost Estimate and the Tenant Improvement Allowance (as those terms are defined in the Work Letter). Landlord's share of such Tenant Improvement Costs is specified in the Work Letter to be all Tenant Improvement Costs in excess of Urnotech's Share. The Work Letter provides that Landlord shall furnish as a Tenant Improvement Allowance the sum of $809,393 ($39.85 per square foot), hereinafter referred to as "Landlord's Tenant Improvement Allowance." That portion of progress payments to the TI Contractor (as defined hereinafter and in the Work Letter) payable with Urnotech's funds from Urnotech's Share pursuant to the Work Letter shall be determined by multiplying ninety percent (90%) of the requested payment by that percentage ("Urnotecl's Payment Percentage") derived by dividing Urnotech's Share by the Final Cost Estimate and that portion of the progress payments to the TI Contractor payable from Landlord's Tenant Improvement Allowance shall be determined by multiplying ninety percent (90%) of the requested payment by that percentage ("Landlord's Payment Percentage") derived by dividing Landlord's Tenant Improvement Allowance by the Final Cost Estimate; and

         C. Landlord has agreed to make available Landlord's Tenant Improvement Allowance, to hold Landlord's Tenant Improvement Allowance and Urnotech's Share deposited with Landlord in separate accounts, and to disburse Landlord's Tenant Improvement Allowance and Urnotech's Share on a pro rata basis in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                 1. Recitals. The parties agree that the foregoing recitals are true and correct and are incorporated hereby into the text of this Agreement.

                 2. Landlord's Tenant Improvement Allowance. Landlord agrees to: (i) place in a separate account funds in an amount equal to $809,393 representing one hundred percent (100%) of Landlord's Tenant Improvement Allowance; (ii) subject to the terms and conditions set forth hereinafter, disburse such funds for Tenant Improvement Costs pursuant to this Agreement. The account established pursuant to this paragraph 2, is hereinafter referred to as "Landlord's Account

                 3. Urnotech's Share. Urnotech agrees to deposit one hundred percent (100%) of Urnotech's Share with Landlord at least fourteen (14) days prior to the commencement of construction of the Tenant Improvements. Urnotech further agrees that, if at anytime following the deposit of Urnotech's Share with Landlord, the Tenant Improvement Costs increase because of change orders approved by Urnotech in accordance with the Work Letter, then Urnotech shall, as a condition precedent to Landlord's obligation to continue disbursements of Landlord's Payment Percentage from Landlord's Account, deposit with Landlord, at the time and to the extent required pursuant to the Work Letter, the amount payable by Urnotech with respect to such change order. Urnotech hereby instructs Landlord, and Landlord agrees to (i) place Urnotech's Share, and any subsequent deposit by Urnotech for change orders, in a separate account in Urnotech's name, and (ii) disburse such funds for Tenant Improvement Costs pursuant to this Agreement. The account established pursuant to this paragraph 3, is hereinafter referred to as "Urnotech's Account".

                 4. Disbursements. Urnotech and Landlord hereby agree that disbursements from Landlord's Account and Urnotech's Account shall be made as follows:

                          (a)     No disbursement shall exceed ninety percent
(90%) of the portion of the Tenant Improvement Costs allocated to the work performed and labor and materials furnished, as shown by applicable request for disbursement and not shown in any prior request, except as provided in paragraph 5 below. A portion of each progress payment due to the TI Contractor equal to that amount determined by multiplying Urnotech's Payment Share by ninety percent (90%) of the amount requested shall be disbursed to the TI Contractor from Urnotech's Account, and the portion thereof equal to the amount determined by multiplying Landlord's

Payment Percentage by ninety percent (90%) of the amount requested shall be disbursed to the TI Contractor from Landlord's Account. However: (i) disbursements to the TI Contractor for change order payments for which Urnotech is responsible pursuant to the Work Letter, shall be made entirely from Urnotech's Account and shall be made as and when due as a condition precedent to Landlord's obligations to make any further disbursements from Landlord's Account; and (ii) disbursements to the TI Contractor for Tenant Improvement Costs in excess of the Final Cost Estimate (other than disbursements for change order payments payable by Urnotech (i)), if any, shall be paid by Landlord when and if due from its own funds separate from Landlord's Tenant Improvement Allowance, as specified in paragraph 12 of the Work Letter.

                          (b)     Disbursements shall be based on Urnotech's
written and signed requests. (at a time and in a form satisfactory to Landlord) certified by the TI Contractor. Each disbursement request shall also contain a representation by Urnotech that the Lease is then in full force and effect and that neither party is then in default under the Lease.

                          (c)     Each disbursement shall be conditioned on
Urnotech's confirmation in writing that Urnotech's architect has inspected, reviewed and approved the work covered by the requested disbursement, Landlord's independent inspector has inspected, reviewed and approved the work covered by the requested disbursement, and Landlord has received copies of all invoice and other satisfactory evidence of completion relative to such work.

                          (d)     Disbursements shall be made not more
frequently than monthly.

                          (e)     Disbursements shall not be made prior to
receiving appropriate lien waivers or releases from all contractors, subcontractors and materialmen as prescribed under Civil Code Section 3262 for all work performed and materials furnished which were shown in any prior request.

                          (f)     No disbursements shall be made unless and
until the construction contract with the TI Contractor and all subcontracts with subcontractors have been entered into.

         5. Disbursements of Retention. Urnotech and Landlord hereby agree that disbursements from Landlord's Account and Urnotech's Account shall be made to TI Contractor with respect to the amounts retained pursuant to paragraph 4, upon satisfaction of the following conditions:

                          (a) Recordation of all applicable notices of
completion covering the Tenant Improvements, and expiration of the period for recording notices of mechanic's liens with respect to the Tenant Improvements;

                          (b)     Receipt by Landlord of such written waivers
of lien rights and affidavits that all bills for labor and materials have been paid, and evidence that no notice of mechanic's lien, stop notice or a legal process under any mechanic's lien law or similar law has been recorded, issued, outstanding or served on Landlord;

         6. Miscellaneous. Landlord and Urnotech represent and warrant that the individuals executing this Agreement on behalf of such party is duly authorized to execute and deliver this Agreement on behalf of such party, and this Agreement is binding upon such party in accordance with its terms. All schedules attached hereto are incorporated herein by this reference. The headings used in this Agreement are for convenience of reference only, and shall not be construed to limit or extend the meaning Of any part of this Agreement. No amendment, change or addition to this Agreement shall be binding unless in writing and signed by the parties hereto. In the event any party hereto shall bring an action to enforce or to interpret this Agreement, the losing party shall pay the prevailing party's attorneys' fees and costs. If any provision contained herein is held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.


                                      LANDLORD

                                      COMMERCIAL CENTER BANK, a
                                      California banking corporation

                                      By:     [Illegible]
                                         ----------------------------------

                                      Title:  Sr. V.P.
                                            -------------------------------

                                      By:  /s/ Don Burnet
                                         ----------------------------------

                                      Title:   Vice President
                                            -------------------------------

                                      TENANT

                                      URNOTECH CALYPTE BIOMEDICAL
                                      CORPORATION, a California
                                      corporation

                                         By:  /s/ David J. Robison
                                            ------------------------------

                                         Title:  President and Chief
                                                 Executive Officer
                                               ---------------------------

                                   Exhibit 1


All that certain real property situated in the City of Alameda, County of Alameda, State of California, described as follows:

PARCEL ONE:

Parcel 2, Parcel Map 4124, filed September 13, 1983, Parcel Map Book 141, Page 8, Alameda County Records.

PARCEL TWO:

An easement for ingress and egress and utilities as an appurtenance to Parcel One over that portion described as Easement B, Parcel Map 4124 filed September 19, 1983, Parcel Map Book 141, Page 8, Alameda County Records.

A.P.N. 074-1339-026